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                                CREDIT AGREEMENT

                            Dated as of July 23, 1998

                                 by and between

                              P&F INDUSTRIES, INC.,

                  FLORIDA PNEUMATIC MANUFACTURING CORPORATION,

                   EMBASSY INDUSTRIES, INC., as "Co-Borrowers"

                                       and

                        EUROPEAN AMERICAN BANK, as "Bank"

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                                TABLE OF CONTENTS


ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS ............................................  1
   SECTION 1.01.  Definitions ...............................................  1
   SECTION 1.02.  Accounting Terms .......................................... 13

ARTICLE II
LOANS ....................................................................... 13
   SECTION 2.01.  Revolving Credit Loans .................................... 13
   SECTION 2.02.  Revolving Credit Note ..................................... 14
   SECTION 2.03.  Equipment Loans ........................................... 14
   SECTION 2.04.  Term Loans ................................................ 15
   SECTION 2.05.  Term Notes ................................................ 16
   SECTION 2.06   Letters of Credit and Documentary
                  Banker's Acceptances ...................................... 16

ARTICLE III
INTEREST RATE; FEES AND PAYMENTS; USE OF PROCEEDS ........................... 19
   SECTION 3.01.  Interest Rate ............................................. 19
   SECTION 3.02.  Use of Proceeds ........................................... 22
   SECTION 3.03.  Prepayments ............................................... 22
   SECTION 3.04.  Fees and Discounting of Acceptances ....................... 22
   SECTION 3.05.  Inability to Determine Interest Rate ...................... 23
   SECTION 3.06.  Illegality ................................................ 23
   SECTION 3.07.  Other Events .............................................. 24
   SECTION 3.08.  Indemnity ................................................. 25
   SECTION 3.09.  Funds; Manner of Payment .................................. 25

ARTICLE IV
REPRESENTATIONS AND WARRANTIES .............................................. 27
   SECTION 4.01.  Organization, Corporate Powers, etc. ...................... 27
   SECTION 4.02.  Authorization of Borrowing, Enforceable
                  Obligations ............................................... 27
   SECTION 4.03.  Financial Condition ....................................... 28
   SECTION 4.04.  Taxes ..................................................... 29
   SECTION 4.05.  Title to Properties ....................................... 29
   SECTION 4.06.  Litigation ................................................ 29
   SECTION 4.07.  Agreements ................................................ 29
   SECTION 4.08.  Compliance with ERISA ..................................... 30
   SECTION 4.09.  Federal Reserve Regulations; Use of
                  Proceeds .................................................. 30
   SECTION 4.10.  Approval .................................................. 30
   SECTION 4.11.  Subsidiaries .............................................. 31
   SECTION 4.12.  Hazardous Materials ....................................... 31
   SECTION 4.13.  Investment Company Act .................................... 31
   SECTION 4.14.  Security Agreement ........................................ 31
   SECTION 4.15.  No Default ................................................ 31
   SECTION 4.16.  Permits and Licenses ...................................... 31
   SECTION 4.17.  Compliance with Law ....................................... 32
   SECTION 4.18.  Disclosure ................................................ 32

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   SECTION 4.19.  Year 2000 Compliance ...................................... 32
   SECTION 4.20.  Pledge Agreement .......................................... 32
   SECTION 4.21.  Inventory at Outside Locations ............................ 33

ARTICLE V
CONDITIONS OF LENDING ....................................................... 33
   SECTION 5.01.  Conditions to the Initial Loan ............................ 33
   SECTION 5.02.  Conditions to all Loans ................................... 36
   SECTION 5.03.  Conditions to Each Term Loan .............................. 36
   SECTION 5.04.  Additional Condition with respect to each
                  Equipment Loan ............................................ 38


ARTICLE VI
AFFIRMATIVE COVENANTS ....................................................... 38
   SECTION 6.01.  Corporate Existence, Properties, etc. ..................... 38
   SECTION 6.02.  Payment of Indebtedness, Taxes, etc. ...................... 39
   SECTION 6.03.  Financial Statements, Reports, etc. ....................... 39
   SECTION 6.04.  Access to Premises and Records ............................ 41
   SECTION 6.05.  Notice of Adverse Change .................................. 41
   SECTION 6.06.  Notice of Default ......................................... 41
   SECTION 6.07.  Notice of Litigation ...................................... 41
   SECTION 6.08.  ERISA ..................................................... 42
   SECTION 6.09.  Compliance with Applicable Laws ........................... 43
   SECTION 6.10.  Subsidiaries .............................................. 43
   SECTION 6.11.  Default in Other Agreements ............................... 43
   SECTION 6.12.  Environmental Laws ........................................ 43
   SECTION 6.13.  Outside Inventory Locations ............................... 44

ARTICLE VII
NEGATIVE COVENANTS .......................................................... 44
   SECTION 7.01.  Liens ..................................................... 44
   SECTION 7.02.  Indebtedness .............................................. 45
   SECTION 7.03.  Guaranties ................................................ 46
   SECTION 7.04.  Sale of Assets ............................................ 47
   SECTION 7.05.  Sales of Notes ............................................ 47
   SECTION 7.06.  Loans and Investments ..................................... 47
   SECTION 7.07.  Nature of Business ........................................ 47
   SECTION 7.08.  Sale and Leaseback ........................................ 47
   SECTION 7.09.  Federal Reserve Regulations ............................... 47
   SECTION 7.10.  Change in Fiscal Year ..................................... 48
   SECTION 7.11.  Limitations on Fundamental Changes ........................ 48
   SECTION 7.12.  Financial Condition Covenants ............................. 48
   SECTION 7.13.  Subordinated Debt ......................................... 49
   SECTION 7.14.  Transactions with Affiliates .............................. 49
   SECTION 7.15.  Impairment of Security Interest ........................... 49

ARTICLE VIII
EVENTS OF DEFAULT ........................................................... 49
   SECTION 8.01.  Events of Default ......................................... 49

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ARTICLE IX
MISCELLANEOUS ............................................................... 52
   SECTION  9.01. Notices ................................................... 52
   SECTION  9.02. Survival of Agreement ..................................... 53
   SECTION  9.03. Expenses of the Bank ...................................... 53
   SECTION  9.04. No Waiver of Rights by the Bank ........................... 54
   SECTION  9.05. APPLICABLE LAW ............................................ 54
   SECTION  9.06. SUBMISSION TO JURISDICTION ................................ 54
   SECTION  9.07. Extension of Maturity ..................................... 55
   SECTION  9.08. Modification of Agreement ................................. 55
   SECTION  9.09. Severability .............................................. 55
   SECTION  9.10. Sale of Participations .................................... 55
   SECTION  9.11. Reinstatement; Certain Payments ........................... 55
   SECTION  9.12. Right of Setoff ........................................... 56
   SECTION  9.13. Joint and Several Obligations of the Co-
                  Borrowers ..................................................56
   SECTION  9.14. Counterparts .............................................. 56
   SECTION  9.15. Headings .................................................. 56

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS ............................................  1
   SECTION 1.01.  Definitions ...............................................  1
   SECTION 1.02.  Accounting Terms .......................................... 13

ARTICLE II
LOANS ....................................................................... 13
   SECTION 2.01.  Revolving Credit Loans .................................... 13
   SECTION 2.02.  Revolving Credit Note ..................................... 14
   SECTION 2.03.  Equipment Loans ........................................... 14
   SECTION 2.04.  Term Loans ................................................ 15
   SECTION 2.05.  Term Notes ................................................ 16
   SECTION 2.06   Letters of Credit and Documentary
                  Banker's Acceptances ...................................... 16

ARTICLE III
INTEREST RATE; FEES AND PAYMENTS; USE OF PROCEEDS ........................... 19
   SECTION 3.01.  Interest Rate ............................................. 19
   SECTION 3.02.  Use of Proceeds ........................................... 22
   SECTION 3.03.  Prepayments ............................................... 22
   SECTION 3.04.  Fees and Discounting of Acceptances ....................... 22
   SECTION 3.05.  Inability to Determine Interest Rate ...................... 23
   SECTION 3.06.  Illegality  ............................................... 23
   SECTION 3.07.  Other Events .............................................. 24
   SECTION 3.08.  Indemnity ................................................. 25
   SECTION 3.09.  Funds; Manner of Payment .................................. 25

ARTICLE IV
REPRESENTATIONS AND WARRANTIES .............................................. 27
   SECTION 4.01.  Organization, Corporate Powers, etc. ...................... 27
   SECTION 4.02.  Authorization of Borrowing, Enforceable
                  Obligations ............................................... 27
   SECTION 4.03.  Financial Condition ....................................... 28

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   SECTION 4.04.  Taxes ..................................................... 29
   SECTION 4.05.  Title to Properties ....................................... 29
   SECTION 4.06.  Litigation ................................................ 29
   SECTION 4.07.  Agreements ................................................ 29
   SECTION 4.08.  Compliance with ERISA ..................................... 30
   SECTION 4.09.  Federal Reserve Regulations; Use of
                  Proceeds .................................................. 30
   SECTION 4.10.  Approval .................................................. 30
   SECTION 4.11.  Subsidiaries .............................................. 31
   SECTION 4.12.  Hazardous Materials ....................................... 31
   SECTION 4.13.  Investment Company Act .................................... 31
   SECTION 4.14.  Security Agreement ........................................ 31
   SECTION 4.15.  No Default ................................................ 31
   SECTION 4.16.  Permits and Licenses ...................................... 31
   SECTION 4.17.  Compliance with Law ....................................... 32
   SECTION 4.18.  Disclosure ................................................ 32
   SECTION 4.19.  Year 2000 Compliance ...................................... 32
   SECTION 4.20.  Pledge Agreement .......................................... 32
   SECTION 4.21.  Inventory at Outside Locations ............................ 33

ARTICLE V
CONDITIONS OF LENDING ....................................................... 33
   SECTION 5.01.  Conditions to the Initial Loan ............................ 33
   SECTION 5.02.  Conditions to all Loans ................................... 36
   SECTION 5.03.  Conditions to Each Term Loan .............................. 36
   SECTION 5.04.  Additional Condition with respect to each
                  Equipment Loan ............................................ 38


ARTICLE VI
AFFIRMATIVE COVENANTS ....................................................... 38
   SECTION 6.01.  Corporate Existence, Properties, etc. ..................... 38
   SECTION 6.02.  Payment of Indebtedness, Taxes, etc. ...................... 39
   SECTION 6.03.  Financial Statements, Reports, etc. ....................... 39
   SECTION 6.04.  Access to Premises and Records ............................ 41
   SECTION 6.05.  Notice of Adverse Change .................................. 41
   SECTION 6.06.  Notice of Default ......................................... 41
   SECTION 6.07.  Notice of Litigation ...................................... 41
   SECTION 6.08.  ERISA ..................................................... 42
   SECTION 6.09.  Compliance with Applicable Laws ........................... 43
   SECTION 6.10.  Subsidiaries .............................................. 43
   SECTION 6.11.  Default in Other Agreements ............................... 43
   SECTION 6.12.  Environmental Laws ........................................ 43
   SECTION 6.13.  Outside Inventory Locations ............................... 44

ARTICLE VII
NEGATIVE COVENANTS .......................................................... 44
   SECTION 7.01.  Liens ..................................................... 44
   SECTION 7.02.  Indebtedness .............................................. 45
   SECTION 7.03.  Guaranties ................................................ 46
   SECTION 7.04.  Sale of Assets ............................................ 47
   SECTION 7.05.  Sales of Notes ............................................ 47

   SECTION 7.06.  Loans and Investments ..................................... 47
   SECTION 7.07.  Nature of Business ........................................ 47
   SECTION 7.08.  Sale and Leaseback ........................................ 47
   SECTION 7.09.  Federal Reserve Regulations ............................... 47
   SECTION 7.10.  Change in Fiscal Year ..................................... 48
   SECTION 7.11.  Limitations on Fundamental Changes ........................ 48
   SECTION 7.12.  Financial Condition Covenants ............................. 48
   SECTION 7.13.  Subordinated Debt ......................................... 49
   SECTION 7.14.  Transactions with Affiliates .............................. 49
   SECTION 7.15.  Impairment of Security Interest ........................... 49

ARTICLE VIII
EVENTS OF DEFAULT ........................................................... 49
   SECTION 8.01.  Events of Default ......................................... 49

ARTICLE IX
MISCELLANEOUS ............................................................... 52
   SECTION  9.01. Notices ................................................... 52
   SECTION  9.02. Survival of Agreement ..................................... 53
   SECTION  9.03. Expenses of the Bank ...................................... 53
   SECTION  9.04. No Waiver of Rights by the Bank ........................... 54
   SECTION  9.05. APPLICABLE LAW ............................................ 54
   SECTION  9.06. SUBMISSION TO JURISDICTION ................................ 54
   SECTION  9.07. Extension of Maturity ..................................... 55
   SECTION  9.08. Modification of Agreement ................................. 55
   SECTION  9.09. Severability .............................................. 55
   SECTION  9.10. Sale of Participations .................................... 55
   SECTION  9.11. Reinstatement; Certain Payments ........................... 55
   SECTION  9.12. Right of Setoff ........................................... 56
   SECTION  9.13. Joint and Several Obligations of the Co-
                  Borrowers ................................................. 56
   SECTION  9.14. Counterparts .............................................. 56
   SECTION  9.15. Headings .................................................. 56

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SCHEDULES

Schedule I            -        Subsidiaries and Affiliates
Schedule II           -        Liens
Schedule III          -        Existing Indebtedness
Schedule IV           -        Existing Guarantees
Schedule V            -        Outside Inventory Locations
Schedule VI           -        Permitted Investments
Schedule VII          -        Litigation
Schedule VIII         -        Environmental Matters


EXHIBITS

Exhibit A             -        Form of Revolving Credit Note
Exhibit B             -        Form of Equipment Loan Note
Exhibit C             -        Form of Term Note
Exhibit D             -        Form of Corporate Guaranty
Exhibit E-1           -        Form of Co-Borrower Security Agreement
Exhibit E-2           -        Form of Corporate Guarantor Security Agreement
Exhibit F             -        Form of Notice of Borrowing
Exhibit G             -        Form of Opinion of Counsel
Exhibit H             -        Form of Pledge Agreement

         CREDIT AGREEMENT dated as of July 23, 1998, by and among P&F INDUSTRIES, INC., a Delaware corporation ("P&F"), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation ("Florida Pneumatic") and EMBASSY INDUSTRIES, INC., a New York corporation ("Embassy", collectively with P&F and Florida Pneumatic, the "Co-Borrowers") and EUROPEAN AMERICAN BANK, a New York banking corporation (the "Bank").

                                    RECITALS

         The Co-Borrowers have requested the Bank to extend credit from time to time and the Bank is willing to extend credit to the Co-Borrowers, subject to the terms and conditions hereinafter set forth.

         Accordingly, the Co-Borrowers and the Bank agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Definitions. As used herein, the following words and terms shall have the following meanings:

         "Affiliate" shall mean with respect to any Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or unincorporated organization which, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Aggregate Banker's Acceptances Outstanding" shall mean on the date of determination thereof, the aggregate principal balance of outstanding Documentary Banker's Acceptances created on behalf of or for the benefit of the Co-Borrowers, or any of them, hereunder.

         "Aggregate Letters of Credit Outstanding" shall mean on the date of determination thereof, the sum of (a) the aggregate maximum amount which is available or available in the future to be drawn under all outstanding Letters of Credit under this Agreement plus (b) the aggregate amount of any payments made by the Bank under any Letter of Credit issued pursuant to this Agreement that has not been reimbursed by the Co-Borrowers.

         "Aggregate Outstandings" shall mean on the date of determination thereof, the sum of (i) the Aggregate Letters of Credit Outstanding, plus (ii) the Aggregate Banker's Acceptances Outstanding, plus (iii) the aggregate outstanding principal amount of the Revolving Credit Loans plus (iv) the aggregate outstanding principal amount of the Equipment Loans at such time.

         "Aggregate Term Loan Outstandings" shall mean, on the date of determination thereof, the aggregate outstanding principal amount of the Term Loans at such time.

         "Agreement" shall mean this Credit Agreement dated as of July 23, 1998, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Applicable Term Loan Margin" shall mean with respect to Term Loans that are Prime Rate Loans or LIBOR Loans hereunder, the percentage set forth below under the headings "Prime Rate Margin" and "LIBOR Margin", respectively, opposite the applicable ratio:

  Consolidated
  Senior Debt to                     Prime Rate
  Consolidated EBITDA                  Margin                 LIBOR Margin
  -------------------                ----------               ------------

  Greater than 3.25:1.00                0.25%                    2.00%

  Less than or equal to
  3.25:1.00                             0%                       1.75%

The Applicable Term Loan Margins will be initially set with respect to each Term Loan on the date which is five (5) Business Days following the date of receipt by the Bank of the pro forma financial statements referred to in Section 5.03(f) on the basis of such financial statements and thereafter shall be reset on the date which is five (5) Business Days following the date of receipt by the Bank of the financial statements referred to in 6.03(a) and Section 6.03(b), together with a certificate of the Chief Financial Officer of the Co-Borrowers certifying the ratio of Consolidated Senior Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, that if any such financial statement and certificate are not received by the Bank within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the Applicable Term Loan Margin will be established at the highest rates provided above from the date such financial statement and certificate were due until the date which is five (5) Business Days following the receipt by the Bank of such financial statements and certificate; and provided, further, that the Bank shall not in any way be deemed to have waived any Event of Default, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of a Default or an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Applicable Term Loan Margin.

         "Available Revolving Credit Commitment" shall mean at any time the Revolving Credit Commitment reduced by the aggregate principal amount of the Revolving Credit Loans and of the Equipment Loans then outstanding and by Aggregate Banker's Acceptances Outstanding and Aggregate Letters of Credit Outstanding.

         "Available Term Loan Commitment" shall mean at any time the Term Loan Commitment reduced by the aggregate outstanding principal amount of the Term Loans.

         "Availability Period" shall have the meaning specified in Section 2.04 hereof.

         "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to a Co-Borrower.

         "Business Day" shall mean any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business; provided, however, that when used in connection with an LIBOR Loan the term "Business Day" shall exclude any day on which the Bank is not open for dealings in dollar deposits in the London interbank eurodollar market.

         "Capital Expenditures" shall mean additions to property and equipment of P&F and its Subsidiaries, which, in conformity with GAAP, are included as "additions to property, plant or equipment" or similar items which would be reflected in the consolidated statement of cash flow of P&F and its Subsidiaries, including without limitation, property and equipment which are the subject of Capital Leases.

         "Capital Lease" shall mean (a) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on the balance sheet of the lessee, and (b) any other such lease the obligations with respect to which are required to be capitalized on the balance sheet of the lessee.

         "Chief Financial Officer" shall mean, with respect to any entity, the Chief Financial Officer of such entity or in the event no such officership exists, the Corporate Controller/Treasurer of such entity or the person performing comparable duties.

         "Closing Date" shall mean July 23, 1998.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitments" shall mean, collectively, the Revolving Credit Commitment and the Term Loan Commitment.

         "Consolidated" shall mean, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP for P&F and its Subsidiaries.

         "Consolidated Capital Base" shall mean on a Consolidated basis, the shareholders' equity of P&F and its Subsidiaries plus, Subordinated Debt, less all intangible assets, including without limitation, organization expenses, intellectual property, goodwill, loans or mortgages due from shareholders and/or employees and/or Affiliates, treasury stock or deferred charges.

         "Consolidated Current Maturities on Long Term Debt" shall mean the portion of any Indebtedness which is classified as the current portion of long term debt on the Consolidated financial statements of P&F and its Subsidiaries, in accordance with GAAP.

         "Consolidated EBITDA" shall mean for P&F and its Subsidiaries for any period, the Consolidated Net Income (or Consolidated net loss) of P&F and its Subsidiaries for such period, plus the sum, without duplication, of (a) gross interest expense, (b) depreciation and amortization expenses or charges, (c) all income taxes to any government or governmental instrumentality, expenses on P&F's or its Subsidiaries' books (whether paid or accrued) minus the sum of (a) all extraordinary gains, (b) all interest income and (c) all non-cash income or gain, in each case determined on a Consolidated basis for P&F and its Subsidiaries in accordance with GAAP.

         "Consolidated Interest Expense" shall mean the Consolidated interest expense of P&F and its Subsidiaries, determined in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of P&F and its Subsidiaries on a Consolidated basis for such period determined in accordance with GAAP.

         "Consolidated Net Worth" shall mean (a) total Consolidated assets of P&F and its Subsidiaries less (b) the total Consolidated liabilities of P&F and its Subsidiaries, in each case determined in accordance with GAAP.

         "Consolidated Senior Debt" shall mean all Indebtedness of P&F and its Subsidiaries for borrowed money other than (i) Indebtedness described in clause "(i)", but only to the extent such Banker's acceptance do not constitute Documentary Banker's Acceptances, and clause "(j)" of the definition of the term "Indebtedness" and (ii) Subordinated Debt.

         "Corporate Guarantors" shall mean, collectively, each Person listed on
Schedule IV hereto and each Person who, from time to time, is required to execute a Corporate Guaranty in accordance with Section 5.01(b) or Section 6.10; provided such Person's status as a Corporate Guarantor shall be effective as of the date of such execution.

         "Corporate Guaranty" means the Corporate Guaranty in the form attached hereto as Exhibit D to be executed and delivered by the Corporate Guarantors, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Default" shall mean any event or condition which upon notice, lapse of time or both, would constitute an Event of Default.

         "Documentary Banker's Acceptances" shall mean banker's acceptances created by the Bank accepting a draft drawn on the Bank and which satisfy eligibility requirements established by the Board of Governors of the Federal Reserve System and the Bank's internal requirements as in effect from time-to-time.

         "Environmental Law" shall mean any federal, state, local or foreign environmental law, ordinance, rule, regulation or policy relating to the pollution or the protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss.9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss.1801, et. seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss.6901, et. seq.) and the rules and regulations promulgated pursuant thereto.

         "Equipment Loan" shall have the meaning given to such term in Section
2.03 hereof.

         "Equipment Loan Maturity Date" means, with respect to each Equipment Loan, the date on which such Equipment Loan becomes due and payable in accordance with its terms, which date shall be the date determined as set forth in Section 2.03 but which shall not be more than five (5) years from the date such Equipment Loan is made.

         "Equipment Loan Note" shall mean a promissory note of the Co-Borrower in the form attached as Exhibit B hereto as the same may be amended, supplemented or otherwise modified from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Co-Borrowers or any of them would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) and (o) of the Code.

         "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the applicable statutory reserve requirements (expressed as a decimal) for the Bank (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D with respect to eurocurrency funding currently referred to as "Eurocurrency liabilities" in Regulation D. It is agreed that for purposes hereof each LIBOR Loan shall be deemed to constitute a "Eurocurrency liability" as defined in Regulation D, and to be subject to the reserve requirements of Regulation D without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Bank from time to time under Regulation D.

         "Event of Default" shall have the meaning set forth in Article VIII.

         "Executive Officer" shall mean with respect to any entity, the Chairman, the President, the Chief Financial Officer or the Secretary of such entity, as applicable, and their respective successors, if any, designated by the board of directors.

         "Existing Indebtedness" shall mean the aggregate Indebtedness of the Co-Borrowers to Hong Kong Shanghai Bank and to all other persons in respect of Loans made by such Persons, other than Indebtedness permitted pursuant to
Section 7.02 and contingent obligations permitted pursuant to Section 7.03.

         "Fixed Rate" shall mean a rate of interest per annum quoted to the Co-Borrowers by the Bank, from time to time at the request of the Co-Borrowers, as the "Fixed Rate". Such quoted rate shall be the fixed rate which would be applicable to a Fixed Rate Loan made by the Bank on the requested date for a proposed Fixed Rate Loan, in the specified amount and for the specified term thereof. Notwithstanding any other provision of this Agreement, the rate so quoted by the Bank shall be the rate, at the time of election, on United States Treasury Notes (as determined by the Bank) having maturities approximately equal to the maturity of such Fixed Rate Loan plus 175 basis points.

         "Fixed Rate Loan" shall mean a Loan at such time as it is made or being maintained at the rate of interest based upon the Fixed Rate.

         "Foreign Exchange Line" shall mean that credit line more particularly described in that certain Line Letter dated June 30, 1998 from Bank to Co-Borrowers.

         "GAAP" shall mean generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the financial Accounting Standards Board and which are consistently applied for all periods so as to properly reflect the consolidated financial condition and the consolidated results of operations and cash flows of P&F and its Subsidiaries.

         "Green Acquisition" shall mean the acquisition by P&F of all of the issued and outstanding stock or substantially all of the assets of Green Manufacturing, Inc.

         "Green Debt" shall mean the indebtedness assumed by a Co-Borrower in connection with the Green Acquisition, which indebtedness shall not exceed $1,095,000.

         "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, chemicals or substances regulated as toxic, hazardous, or as a pollutant, contaminant, or waste under any Environmental Law.

         "Indebtedness" shall mean, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, term notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) Indebtedness of others directly or indirectly guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) all obligations of such Person under hedging agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Bank and in accordance with accepted practice;
(i) all obligations of such Person in respect of bankers acceptances; and (j) all obligations, contingent or otherwise of such Person as an account party in respect of letters of credit.

         "Interest Payment Date" means, (i) with respect to Prime Rate Loans or LIBOR Loans, the first business day of each calendar month during the term of such Loan commencing with the month following the month in which such Loan is made and the date such Loan is required to be repaid in full; and (ii) with respect to Fixed Rate Loans the monthly or quarterly interest payment dates established by the Bank at the time such Fixed Rate Loan is made.

         "Interest Period" shall mean with respect to any LIBOR Loan:

         (a) initially, the period commencing on the date such LIBOR Loan is made and ending one, three or six months thereafter, as selected by the Co-Borrowers in their Notice of Borrowing, or in their notice of conversion from a Prime Rate Loan as provided in Section 3.01(e); and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, three or six months thereafter, as selected by the Co-Borrowers by irrevocable written notice to the Bank not later than 11:00 a.m. three Business Days prior to the last day of the then current Interest Period with respect to such LIBOR Loan; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) if the Co-Borrowers shall fail to give notice as provided in clause (b) above, the Co-Borrowers shall be deemed to have requested conversion of the affected LIBOR Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (iv) no Interest Period may be selected with respect to (a) a Revolving Credit Loan which ends later than the Revolving Credit Termination Date, and (b) the Term Loan which ends later than the Term Loan Maturity Date; and

               (v) no more than twelve (12) Interest Periods may exist at any one time.

         "Letter of Credit" shall mean any Sight Letter of Credit or Standby Letter of Credit issued by the Bank for the account of the Co-Borrowers, or any of them, pursuant to the terms of this Agreement. Letters of Credit issued by the Bank hereunder shall be for the account of the Co-Borrowers for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or service by the Co-Borrowers in the ordinary course of their business and to support repayment of the Green Debt.

         "LIBOR Loan" shall mean any Loan at such time as it is made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

         "Liens" shall mean any lien (statutory or otherwise) security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loans" shall mean, collectively, the Revolving Credit Loans, the Term Loans and the Equipment Loans and shall refer to a Prime Rate Loan, a LIBOR Loan or a Fixed Rate Loan, each of which shall be a "Type" of Loan.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Agreements, the Corporate Guaranties, the Pledge Agreement and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter or thereafter be amended, supplemented or otherwise modified from time to time.

         "Material Adverse Effect" shall mean a material adverse effect on (i) the business, operations, properties or condition, financial or otherwise, of the Co-Borrowers taken as a whole or of the Co-Borrowers and their Subsidiaries, taken as a whole, or (ii) the ability of the Co-Borrowers, their Subsidiaries or any of them to perform their obligations hereunder or under the Loan Documents.

         "Notice of Borrowing" shall mean the Notice of Borrowing substantially in the form attached hereto as Exhibit F.

         "Obligations" shall mean all obligations, liabilities and indebtedness of the Co-Borrowers to the Bank, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, including, without limitation, all obligations, liabilities and indebtedness of the Co-Borrowers with respect to the principal of and interest on the Loans and the payment and performance of all other obligations, liabilities, and indebtedness of the Co-Borrowers to the Bank hereunder, under the Notes or any other Loan Document or with respect to the Loans, including without limitation all fees, costs, expenses and indemnity obligations hereunder.

         "Payment Office" shall mean the Bank's office located at 730 Veterans Memorial Highway, Hauppauge, New York 11788.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Acquisition" shall mean any acquisition by a Co-Borrower of more than 50% of the outstanding capital stock, membership interest, partnership interest or other similar ownership interest of a Person organized under the laws of the United States or any state thereof which is engaged in a line of business similar to the business of P&F or any of its Subsidiaries or the purchase of all or substantially all of the assets used by such Person or a division of such Person; provided (a) the acquisition complies with the terms and conditions of Section 5.03 (regardless of whether the Co-Borrowers have requested the Bank to finance the acquisition with the proceeds of a Term Loan);
(b) no Default or Event of Default shall have occurred and be continuing immediately prior to or would occur after giving effect to the acquisition, and
(c) the acquisition has either (i) been approved by the Board of Directors or other governing body of the Person which is the subject of the acquisition or
(ii) been recommended for approval by the Board of Directors or other governing body of such Person to the shareholders or other members of such Person and subsequently approved by all of the shareholders or all of such members if shareholder or such member approval is required under applicable law or by the by-laws, certificate of incorporation or other governing instruments of such Person.

         "Permitted Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof, provided that such obligations mature within one year from the date of acquisition thereof; (b) dollar denominated certificates of time deposit maturing within eighteen months issued by the Bank or any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; (c) money market mutual funds having assets in excess of $2,500,000,000; (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Corporation or Moody's Investors Service, Inc.

         "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any multi-employer or single-employer plan defined in
Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained, by any Co-Borrower or an ERISA Affiliate for employees of any Co-Borrower or an ERISA Affiliate.

         "Pledge Agreement" shall mean the Pledge Agreement in the form annexed hereto as Exhibit I.

         "Prime Rate" shall mean the rate per annum publicly announced by the Bank from time to time as its prime rate in effect at its principal office, each change in the Prime Rate to be effective on the date such change is announced to become effective.

         "Prime Rate Loan" shall mean the portion of a Loan at such time as it is bearing interest at the Prime Rate.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA as to which the 30 day notice requirement has not been waived by the PBGC and which event occurs with respect to a Plan.

         "Reserve Adjusted Libor" shall mean with respect to the Interest Period pertaining to a LIBOR Loan, the rate per annum equal to the product (rounded upwards to the next higher 1/100 of one percent) of (a) the annual rate of the interest determined by the Bank at which dollar deposits of an amount comparable to the amount of such Loan and for a period equal to the Interest Period applicable thereto are offered to leading banks in immediately available funds in the London interbank market for eurodollars at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by (b) the Eurocurrency Reserve Requirement.

         "Revolving Credit Commitment" shall mean the Bank's obligation to make Revolving Credit Loans to the Co-Borrowers pursuant to Section 2.01 hereof in an aggregate principal amount not to exceed $12,000,000.

         "Revolving Credit Loan" shall have the meaning specified in Section
2.01.

         "Revolving Credit Note" shall mean the promissory note of the Co-Borrowers in the form attached as Exhibit A hereto evidencing the Revolving Credit Loans, as the same may be amended, supplemented or otherwise modified from time to time.

         "Revolving Credit Termination Date" shall mean the earlier of (i) July 22, 1999 or (ii) the date on which the Revolving Credit Commitment shall have been terminated hereunder.

         "Security Agreements" shall mean the Security Agreements in the form annexed hereto as Exhibit E-1 in the case of those Security Agreements to be executed and delivered by each Co-

Borrower and as Exhibit E-2 in the case of those Security Agreements to be executed by each Corporate Guarantor.

         "Sight Letter of Credit" shall mean a Letter of Credit wherein the draft is drawn at sight (i.e., drawn payable upon presentment).

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

         "Standby Letter of Credit" shall mean any letter of credit issued to support an obligation of a Person and which may only be drawn upon the failure of such Person to perform such obligation or another contingency.

         "Subordinated Debt or Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior indefeasible payment in full of the obligations of any Co-Borrower and/or any of their Subsidiaries to the Bank on terms satisfactory to and approved in writing by the Bank.

         "Subsidiaries" shall mean with respect to any Person any corporation, association or other business entity more than 50% of the voting stock or other ownership interest of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

         "Term Loan Commitment" shall mean the Bank's obligation to make Term Loans to the Co-Borrowers pursuant to Section 2.04 hereof in an aggregate principal amount of $15,000,000.

         "Term Loan Commitment Termination Date" shall mean July 22, 1999.

         "Term Loan" shall have the meaning specified in Section 2.04.

         "Term Loan Maturity Date" shall mean, with respect to any Term Loan, the date on which such Term Loan becomes due and payable in accordance with its terms, which date shall be the date determined as set forth in Section 2.04 but which shall not be more than seven (7) years from the date such Term Loan was made.

         "Term Loan Note" shall mean the promissory note of the Co-Borrowers in the form attached as Exhibit C hereto evidencing the Term Loans, as the same may be amended, supplemented or otherwise modified from time to time.

         "Type" shall have the meaning set forth in the definition of "Loans".

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         SECTION 1.02. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.

                                   ARTICLE II
                                      LOANS

         SECTION 2.01. Revolving Credit Loans. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Bank agrees to make loans (individually, a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Co-Borrowers at any time or from time to time on or after the Closing Date and until the Revolving Credit Termination Date. Within the foregoing limits, the Co-Borrowers may borrow, repay and reborrow hereunder on or after the Closing Date and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be LIBOR Loans or Prime Rate Loans or a combination thereof.

         (b) The initial Revolving Credit Loan made by the Bank shall be made against delivery to the Bank of the Revolving Credit Note, payable to the order of the Bank, as referred to in Section 2.02 hereof. The Bank will make available each requested Revolving Credit Loan to the Co-Borrowers by crediting the proceeds thereof into an account of the Co-Borrowers at the Payment Office on the date and in the amount set forth in the applicable Notice of Borrowing.

         (c) The Co-Borrowers shall give the Bank a completed irrevocable Notice of Borrowing, no later than 11:00 a.m., New York City time, three Business Days prior to the date of each proposed LIBOR Loan under this Section 2.01 or no later than 11:00 a.m. on the date of each proposed Prime Rate Loan under this
Section 2.01. Each borrowing pursuant to the Revolving Credit Commitment shall be in an aggregate principal amount of (A) the lesser of (x) $50,000 or whole multiples of $25,000 in excess thereof and (y) the Available Revolving Credit Commitment, with respect to Prime Rate

Loans, and (B) $250,000 or whole multiples of $50,000 in excess thereof, with respect to LIBOR Loans.

         (d) The Co-Borrowers shall have the right, upon not less than three Business Days' prior written notice to the Bank, to terminate the Revolving Credit Commitment or, from time to time, to permanently reduce the amount of the Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, Aggregate Outstandings would exceed the Revolving Credit Commitment, as then reduced; and provided, further, that any such terminations or reduction of LIBOR Loans shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing to the Bank pursuant to Section 3.08 as a result of such termination or reduction. Any such reduction shall be in the amount of $1,000,000 or an amount in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitment then in effect.

         (e) The Revolving Credit Commitment shall automatically terminate on the Revolving Credit Termination Date. Upon such termination, the Co-Borrowers shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder with respect to the Revolving Credit Loans.

         SECTION 2.02. Revolving Credit Note. The Revolving Credit Loans made by the Bank shall be evidenced by the Revolving Credit Note, appropriately completed, duly executed and delivered on behalf of the Co-Borrowers and payable to the order of the Bank in a principal amount equal to the Revolving Credit Commitment. The date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan shall be recorded on the grid schedule annexed to the Revolving Credit Note, and the Co-Borrowers authorize the Bank to make such recordation; provided, however, that the failure of the Bank to set forth each such Revolving Credit Loan, payment and other information on such grid shall not in any manner affect the obligation of the Co-Borrowers to repay each Revolving Credit Loan made by the Bank in accordance with the terms of the Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of the Bank shall be prima facie evidence of the Revolving Credit Loans absent manifest error. The aggregate unpaid amount of the Revolving Credit Loans of the Bank at any time shall be the principal amount owing on the Revolving Credit Note of the Co-Borrowers at such time.

         SECTION 2.03. Equipment Loans. (a) Subject to the terms and conditions set forth in this Agreement, the Co-Borrowers may utilize up to $3,000,000 of the Revolving Credit Commitment to borrow equipment term loans from the Bank and the Bank agrees to make loans (individually, an "Equipment Loan" and, collectively, the "Equipment Loans") to the Co-Borrowers at any time and from time to time on and after the Closing Date until the Revolving Credit Termination Date, in an aggregate principal amount not in excess of $3,000,000 at any one time outstanding, provided that the Aggregate Outstandings shall not at any time exceed the Revolving Credit Commitment (it being understood that this provision does not affect the maturity of any Equipment Loan).

                  (b) Each Equipment Loan made by the Bank to the Co-Borrowers shall be made against delivery to the Bank of an Equipment Loan Note, appropriately completed, duly executed on behalf of the Co-Borrowers and payable to the order of the Bank. Each Equipment Loan shall be a Prime Rate Loan or a Fixed Rate Loan and shall have a term designated by the Co-Borrower in the Notice of Borrowing but which shall not exceed five (5) years from the date of the borrowing and, in the absence of any such designation shall be five (5) years. Each Equipment Loan shall be payable in monthly or quarterly (as determined by the Bank) installments of interest and principal. The date and amount of each Equipment Loan and the date and amount of each payment or prepayment of principal of such Equipment Loan shall be recorded on a schedule annexed to such Equipment Loan Note, and the Co-Borrowers authorize the Bank to make such recordation; provided, however, that the failure of the Bank to set forth payments and other information in such grid shall not in any manner affect the obligation of the Co-Borrowers to repay any Equipment Loan made by the Bank in accordance with the terms of this Agreement. Each Equipment Loan Note, the grid schedule and the books and records of the Bank shall be prima facie evidence of the information so recorded absent manifest error.

                  (c) The Co-Borrowers shall deliver to the Bank a completed Notice of Borrowing for each Prime Rate Loan no later than 11:00 a.m., New York City time, on the date of each proposed borrowing of a Prime Rate Loan pursuant to this Section 2.03, and for each Fixed Rate Loan, no later than 11:00 a.m., New York City time, two days prior to the date of each proposed borrowing of a Fixed Rate Loan pursuant to this Section 2.03. The Bank will make available each requested Equipment Loan to the Co-Borrowers by crediting the proceeds thereof into an account of the Co-Borrower specified in the Notice of Borrowing at the Payment Office.

         SECTION 2.04. Term Loans. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Bank agrees to make loans (individually, a "Term Loan" and, collectively, the "Term Loans") to the Co-Borrowers at any time and from time to time on and after the Closing Date and until the Term Loan Commitment Termination Date or until the Term Loan Commitment shall have been terminated in accordance with the terms hereof (the "Availability Period"), in an aggregate principal amount at any one time outstanding not in excess of the Term Loan Commitment. Within the foregoing limits, the Co-Borrowers may borrow during the Availability Period subject to the terms, provisions and limitations set forth herein. The Term Loan Commitment shall automatically terminate on the Term Loan Commitment Termination Date.

                  (b) The initial Term Loan by the Bank shall be made against delivery to the Bank of a Term Note, payable to the order of the Bank, as referred to in Section 2.05. Each Term Loan shall be a Prime Rate Loan or a LIBOR Loan. The Co-Borrowers shall deliver to the Bank a completed Notice of Borrowing for each Prime Rate Loan no later than 11:00 a.m., New York City time, on the date of each proposed borrowing of a Prime Rate Loan under this Section 2.04, and for each LIBOR Loan, no later than 11:00 a.m. three (3) Business Day prior to the date of each proposed borrowing of a LIBOR Loan under this Section
2.04. The Bank will make available each requested Term Loan to the Co-Borrowers by crediting the proceeds thereof into an account of the Co-Borrowers specified in the Notice of Borrowing at the Payment Office. Each borrowing pursuant to the Term Loan Commitment shall be in an aggregate principal amount of (A) the lesser of (x) $50,000 or whole multiples thereof, and (y) the Available Term Loan Commitment, with respect to Prime Rate Loans, and (B) at least $250,000 with respect to LIBOR Loans. Such notice shall be irrevocable and shall specify the amount and Type of Term Loan, and if applicable, the requested Interest Period with respect thereto.

         SECTION 2.05. Term Notes. Each Term Loan by the Bank shall be evidenced by a Term Loan Note, appropriately completed, duly executed and delivered on behalf of the Co-Borrowers and payable to the order of the Bank in a principal amount equal to the amount of such Term Loan. Each Term Loan shall have a term designated by the Co-Borrower in the Notice of Borrowing but which term shall not exceed seven (7) years from the date of the borrowing and, in the absence of any such designation, shall not exceed seven (7) years and, at the option of the Co-Borrowers, may allow for interest only to be paid during the first year of the term thereof. The date and amount of each Term Loan and the date and amount of each payment or prepayment of principal of such Term Loan shall be recorded on the grid schedule annexed to such Term Loan Note, and the Co-Borrowers authorize the Bank to make such recordation; provided, however, that the failure of the Bank to set forth payments and other information on such grid shall not in any manner affect the obligation of the Co-Borrowers to repay any Term Loan made by the Bank in accordance with the terms of this Agreement. Each Term Loan Note, the grid schedule and the books and records of the Bank shall be prima facie evidence of the information so recorded absent manifest error.

         SECTION 2.06 Letters of Credit and Documentary Banker's Acceptances.
(a) Subject to the terms and conditions set forth in this Agreement, upon the written request of the Co-Borrowers in accordance herewith, the Bank shall issue Letters of Credit and create Documentary Banker's Acceptances, at any time from the date hereof through the Revolving Credit Termination Date. Notwithstanding the foregoing, no Letter of Credit or Documentary Banker's Acceptance shall be issued or created if, after giving effect to the same, the Aggregate Outstandings would exceed the Revolving Credit Commitment. Furthermore, in no event shall the Aggregate Bankers Acceptances Outstanding exceed $8,000,000 at any time and in no event shall the Aggregate Letters of Credit Outstanding exceed $8,000,000 at any time. Notwithstanding anything contained herein to the contrary, the Bank shall be under no obligation to issue a Letter of Credit or create a Documentary Banker's Acceptance, if any order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin, restrict or restrain the Bank in any respect relating to the issuance of such Letter of Credit or creation of such Documentary Banker's Acceptance or a similar letter of credit or documentary banker's acceptance, or any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Bank shall prohibit or direct the Bank in any respect relating to the issuance of such Letter of Credit or the creation of such Documentary Banker's Acceptance or similar letter of credit or documentary banker's acceptance, or shall impose upon the Bank with respect to any Letter of Credit or Documentary Banker's Acceptance any restrictions, any reserve or capital requirement or any loss, cost or expense not reimbursed by the Co-Borrowers to the Bank. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Bank by no later than 12:00 p.m. on the day which is at least one Business Day prior to the proposed date of issuance. Such issuance shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the expiry dates, the type of Letter of Credit, the purpose, the amounts and the beneficiaries of the Letters of Credit will be as designated by the Co-Borrowers. Each Letter of Credit issued by the Bank hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain, although partial drawings shall be permitted), (iii) the beneficiary and account party of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Bank upon drawing thereunder. No Sight Letter of Credit issued hereunder shall expire more than 180 days from the date of issuance, no Standby Letter of Credit issued hereunder shall expire more than one year from the date of issuance and no Documentary Banker's Acceptance shall mature more than 180 days from the date of creation thereof, and in no event shall any Letter of Credit expire or any Documentary Banker's Acceptance mature, after the Business Day which is immediately prior to the Revolving Credit Termination Date. The Co-Borrowers agree to execute and deliver to the Bank such further documents and instruments in connection with any Letter of Credit issued or Documentary Banker's Acceptance created hereunder (including, without limitation, applications therefor and the Bank's Master Letter of Credit Agreement and Standard Acceptance Credit Agreement) as the Bank in accordance with its customary practices may request. To the extent of any inconsistency between those documents and this Agreement, the provisions of this Agreement shall control and such other documents shall not impose any operating restrictions, financial covenants, or payment obligations or require Co-Borrowers to provide any collateral in addition to or different from those imposed under this Agreement.

                  (b) Drawings Under Letters of Credit and Payments of Documentary Banker's Acceptances. The Co-Borrowers hereby absolutely and unconditionally promise to pay to the Bank on the date of any drawing under a Letter of Credit or the maturity of a Documentary Banker's Acceptance, in immediately available funds from its accounts, the amount of such drawing under such Letter of Credit or Documentary Banker's Acceptance. If the Co-Borrowers so request by a Notice of Borrowing delivered to the Bank not later than 12:30 p.m. (New York City time) on the date of the drawing under a Letter of Credit or the maturity of a Documentary Banker's Acceptance in accordance with the terms hereof and if each of the conditions precedent to the making of a Loan set forth in Article V of this Agreement has been satisfied, on the Business Day on which a drawing under a Letter of Credit or the maturity of a Documentary Banker's Acceptance occurs, the amount of such drawing, plus interest thereon, or the amount of such Documentary Banker's Acceptance, for which the Bank has not been reimbursed by the Co-Borrowers, shall become a Prime Rate Loan made by the Bank to the Co-Borrowers on such day.

                  (c) Letter of Credit and Documentary Banker's Acceptance Obligations Absolute. (i) The obligations of the Co-Borrowers to reimburse the Bank as provided hereunder in respect of drawings or payments under Letters of Credit and Documentary Banker's Acceptances shall rank pari passu with the obligations of the Co-Borrowers to repay the Loans hereunder, shall be absolute and unconditional under any and all circumstances and shall be secured pro rata with the other Obligations (if any) pursuant to the Security Agreements in accordance with the provisions of the Security Agreements. Without limiting the generality of the foregoing, the obligation of the Co-Borrowers to reimburse the Bank in respect of drawings under Letters of Credit and upon the maturity of Documentary Banker's Acceptances shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such payment or the legality, validity, regularity or enforceability of the Letters of Credit or Documentary Banker's Acceptances or any related document or any dispute between or among the Co-Borrowers, or any of them, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit or Documentary Banker's Acceptances may be transferred. The Bank may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of the Letter of Credit or any renewal or extension thereof then in effect, and conforms to the terms and conditions of such Letter of Credit. Furthermore, neither the Bank nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to conform to the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of the Letter of Credit.

                  (ii) Any action, inaction or omission on the part of the Bank or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Co-Borrowers and shall not place the Bank or any of its correspondents under any liability to the Co-Borrowers, or any of them, in the absence of (i) gross negligence or willful misconduct by the Bank or its correspondents or (ii) the failure by the Bank to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit. The Bank's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

                                   ARTICLE III
                INTEREST RATE; FEES AND PAYMENTS; USE OF PROCEEDS

         SECTION 3.01. Interest Rate. (a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate, plus, in the case of Equipment Loans only, a margin equal to 0.25% per annum and in the case of Term Loans, the applicable Prime Rate Margin as provided in the definition of the term "Applicable Term Loan Margin".

                  (b) Each LIBOR Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus, in the case of Revolving Credit Loans, a margin of 1.60% per annum and, in the case of Term Loans, the applicable LIBOR Margin as provided in the definition of the term "Applicable Term Loan Margin".

                  (c) Each Fixed Rate Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Fixed Rate established by the Bank for such Loan in accordance with the terms hereof.

                  (d) If the Co-Borrowers shall default in the payment of the principal of or interest on any portion of any Loan or any other amount becoming due hereunder, including, without limitation, fees, the Co-Borrowers shall on demand from time to time pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate per annum equal to the Prime Rate plus a margin of 2% per annum.

                  (e) Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Loans (excluding any defaulted payment accruing interest in accordance with clause (c) above), shall, in the Bank's sole and absolute discretion, bear interest payable on demand at a rate of interest equal to 2% above the rate otherwise in effect with respect to such Loans.

                  (f) The Co-Borrowers may elect from time to time to convert outstanding Revolving Credit Loans and Term Loans from LIBOR Loans to Prime Rate Loans by giving the Bank at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 as a result of such conversion. The Co-Borrowers may elect from time to time to convert outstanding Revolving Credit Loans and Term Loans from Prime Rate Loans to LIBOR Loans by giving the Bank irrevocable written notice of such election not later than 11:00 a.m. three Business Days prior to the date of the proposed conversion. All or any part of outstanding Prime Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $50,000 or whole multiples of $25,000 in excess thereof. Any conversion to or from LIBOR Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Loans having the same Interest Period shall not be less than $250,000.

                  (g) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Co-Borrowers with the notice provisions contained in the definition of Interest Period.

                  (h) No Revolving Credit Loan may be funded, converted to or continued as a LIBOR Loan if the Interest Period would extend beyond the Revolving Credit Termination Date. No Term Loan may be funded, converted to, or continued as a LIBOR Loan if the Interest Period would extend beyond the Term Loan Maturity Date.

                  (i) Notwithstanding any other provision of this Agreement, during the occurrence and continuance of a Default hereunder, the Co-Borrowers may not select Interest Periods longer than one month.

                  (j) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Co-Borrowers to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to the Bank to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to the Bank limiting the rates of interest that may be charged or collected by the Bank. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Co-Borrowers to the Bank of any amount of interest in excess of the maximum amount permitted by applicable law the interest payments shall be reduced to the extent necessary so that the Bank shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Bank shall receive interest payments hereunder or under any Note in an amount less than the amount otherwise provided herein or in any Note, such deficit (hereinafter called the "Interest Deficit") will accumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Bank hereunder and under such Note for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Bank to receive interest in excess of the maximum amount then permitted by applicable law. The amount of the Interest Deficit relating to any Note at the time of complete payment of such Note and termination of the Commitment shall be cancelled and not paid.

                  (k) Interest on each Loan shall be payable to the Bank in arrears on each Interest Payment Date for such Loan and shall be calculated on a year of 360 days for the actual days elapsed.

         SECTION 3.02. Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used by the Co-Borrowers for general corporate purposes and to finance ongoing working capital requirements. The proceeds of the Term Loans shall be used by the Co-Borrowers to finance all or a portion of the cash portion of the purchase price of Permitted Acquisitions and of the Green Acquisition. The proceeds of the Equipment Loans shall be used by the Co-Borrowers to finance the acquisition of equipment.

         SECTION 3.03. Prepayments. The Co-Borrowers may repay the then outstanding Loans, in whole or in part, without premium or penalty except as provided in Section 3.08, upon not less than three Business Days' irrevocable written notice to the Bank with respect to prepayments of LIBOR Loans or Fixed Rate Loans and on the same Business Day irrevocable written notice with respect to Prime Rate Loans, specifying the date and amount of repayment and whether such repayment is of LIBOR Loans, Fixed Rate Loans or Prime Rate Loans or a combination thereof, and if a combination thereof, the amount of repayment allocable to each. If such notice is given, the Co-Borrowers shall make such repayment and the payment amount specified in such notice shall be due and payable, on the date specified therein, together with accrued interest to such date on the amount repaid to the Bank. Partial prepayments of any Term Loan or Equipment Loan pursuant to this Section 3.03 shall be (a) in an aggregate principal amount of (i) $50,000 or whole multiples of $25,000 in excess thereof with respect to Prime Rate Loans or Fixed Rate Loans and (ii) $250,000 or whole multiples of $50,000 in excess thereof with respect to LIBOR Loans and (b) applied to the remaining installments of principal of the Term Loan or Equipment Loan, as the case may be, in inverse order of maturity.

         SECTION 3.04. Fees and Discounting of Acceptances. (a) Term Loans. The Co-Borrowers agree to pay to the Bank a non-refundable utilization fee of 1/2 of 1% of each Term Loan, which fee shall be payable on the date such Term Loan is made.

                  (b) Letters of Credit. The Co-Borrowers agree to pay to the Bank, with respect to each Sight Letter of Credit, upon the issuance of such Letter of Credit an amount equal to 1/8 of 1% of the face amount of such Letter of Credit (subject to a maximum of $2,000) and upon presentation of such Letter of Credit for payment to the Bank, a payment commission equal to 1/8 of 1% on the face amount of such Letter of Credit (subject to a maximum of $2,000). The Co-Borrowers agree to pay to the Bank, with respect to each Standby Letter of Credit a fee equal to 1% of the face amount of such Letter of Credit upon the issuance of such Letter of Credit.

                  (c) Discount of Acceptances. The Bank agrees, subject to the terms and conditions of this Agreement, that any date on which it creates a Documentary Banker's Acceptance hereunder, it will discount such Documentary Banker's Acceptance at the acceptance rate, as determined by the Bank, plus 1 1/2% per annum, by making available to the Co-Borrowers an amount in immediately available funds equal to the face amount of such Documentary Acceptance less such discount.

                  (d) Additional Letter of Credit and Bankers Acceptance Fees. The Co-Borrowers agree to pay the Bank, on demand, in addition to the amounts set forth in clauses (b) and (c) alone, all standard fees and commissions charged by the Bank with respect to the issuance and maintenance of Letters of Credit (including, without limitation, amendments to letters of credit) and the creation of bankers acceptances which fees and commissions may change from time to time without notice to the Co-Borrowers.

         SECTION 3.05. Inability to Determine Interest Rate. In the event that the Bank shall have determined (which determination shall be conclusive and binding upon the Co-Borrowers) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) for any requested Interest Period with respect to (a) the making of an LIBOR Loan, (b) a LIBOR Loan that will result from the requested conversion of a Prime Rate Loan into a LIBOR Loan, or (c) the continuation of a LIBOR Loan beyond the expiration of the then current Interest Period with respect thereto, the Bank shall forthwith give notice of such determination, confirmed in writing, to the Co-Borrowers at least one Business Day prior to, as the case may be, the requested Borrowing Date for such LIBOR Loan, the conversion date of such Prime Rate Loan or the last day of such Interest Period. If such notice is given (a) any LIBOR Loan that was to have been made shall be made as a Prime Rate Loan,
(b) any Prime Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Prime Rate Loan and (c) any outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Prime Rate Loan. Until such notice has been withdrawn by the Bank, which notice of withdrawal shall be given promptly after the Bank determines that such conditions no longer exist, the Co-Borrowers shall not have the right to request a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan.

         SECTION 3.06. Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Bank to make or maintain LIBOR Loans as contemplated by this Agreement, the Bank shall forthwith give notice of such circumstances, confirmed in writing, to the Co-Borrowers and (a) the commitment of the Bank to make and to allow conversion to or continuations of LIBOR Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding last day of each Interest Period applicable to such LIBOR Loans or within such earlier period as may be required by law. The Co-Borrowers shall pay to the Bank, upon demand, any additional amounts required to be paid pursuant to
Section 3.08 hereof.

         SECTION 3.07. Other Events. (a) In the event that any introduction of or change in any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law of, or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

                  (i) shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, the Loans, or change the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of the Bank or of a lending office of the Bank and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by the jurisdiction in which the Bank is making or maintaining any Loan hereunder, or by any jurisdiction in which the Bank is organized, has its principal office or is managed and controlled); or

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law but excluding any of the foregoing including in the computation of Reserve Adjusted LIBOR) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank; or

                  (iii) shall impose on the Bank any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case by an amount which the Bank deems material, then, in any such case, the Co-Borrowers, shall pay the Bank, upon demand, such additional amount or amounts as the Bank shall have determined will compensate the Bank for such increased costs or reduction. The Bank's determination of such additional amounts shall be conclusive absent manifest error. This Section 3.07 shall survive the termination of this Agreement and payment of the Notes.

                  (b) No failure on the part of the Bank to demand compensation under clause (a) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion and no failure on the part of the Bank to promptly notify the Co-Borrowers shall in any way reduce any obligations of the Co-Borrowers to the Bank under this Section 3.07, except that no compensation shall be payable with respect to any event giving rise to a request for compensation unless such request is made within 180 days after the Bank has actual knowledge of such event.

         SECTION 3.08. Indemnity. (a) The Co-Borrowers agree to indemnify the Bank and to hold the Bank harmless from any loss, cost or expense which the Bank sustains or incurs, including, without limitation, interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain LIBOR Loans hereunder (but such loss shall not include any loss of profit), as a consequence of (i) default by the Co-Borrowers in payment of the principal amount of or interest on any LIBOR Loan, (ii) default by the Co-Borrowers to accept or make a borrowing of a LIBOR Loan or a conversion or continuation of a LIBOR Loan after the Co-Borrowers have requested such borrowing, conversion or continuation,
(iii) default by the Co-Borrowers in making any prepayment of any LIBOR Loan after the Co-Borrowers give a notice in accordance with Section 3.03 of this Agreement and/or (iv) the making of any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or the making of any conversion of a LIBOR Loan to a Prime Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. The Bank's determination of such amounts shall be conclusive absent manifest error.

                  (b) The Co-Borrowers agree that all prepayments of Fixed Rate Loans hereunder shall be accompanied by interest accrued on the amount prepaid through the date of prepayment together with a prepayment charge as liquidated damages and not as a penalty equal to the net present value (as determined by the Bank) of (a)(i) the difference (if positive) between the relevant Fixed Rate (less 175 basis points) and the then current yield on U.S. Treasury Securities with maturities approximately equal to the remaining time between the date of prepayment and the maturity date of such Fixed Rate Loan (expressed as a percentage), multiplied by (ii) the total amount of principal prepaid, divided by (iii) 360 multiplied by (b) the actual number of days remaining until the maturity date of such Fixed Rate Loan.

                  (c) This Section 3.08 shall survive termination of this Agreement and payment of the Notes.

         SECTION 3.09. Funds; Manner of Payment. (a) Unless otherwise specified herein each payment and prepayment of principal of and interest on each Loan shall be made by the Co-Borrowers not later than 12:00 noon, New York City time, on the date on which it is payable.

                  (b) All payments made by the Co-Borrowers hereunder or under any Note will be made without setoff, counterclaim, deductions or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding any tax imposed on or measured by the net income of the Bank) and all interest, penalties or similar liabilities with respect thereto (such non-excluded items being hereinafter collectively referred to as "Taxes"). If any Taxes are so levied or imposed, the Co-Borrowers will pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Co-Borrowers will furnish to the Bank within 30 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Co-Borrowers. The Co-Borrowers will indemnify and hold harmless the Bank, and reimburse the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by the Bank, which indemnity shall survive termination of this Agreement and payment of the Notes. All payments under this Agreement shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Bank.

                  (c) In the event that the Bank assigns all or a portion of its obligations hereunder to a bank that is organized outside of the United States, such bank shall deliver to the Co-Borrowers on the date of the assignment and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such bank is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. Any bank that is organized outside the United States that becomes a party to this Agreement shall promptly notify the Co-Borrowers and each other bank of any change in its Lending Office and upon written request of the Co-Borrowers such bank shall, prior to the immediately following due date of any payment by the Co-Borrowers or any Guarantor hereunder or under any other Loan Document, deliver to the Co-Borrowers or such Guarantor, as the case may be, such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such bank establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such bank of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Co-Borrowers shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this
Section 3.09(c). If a bank fails to provide a certificate, document or other evidence required pursuant to this Section 3.09(c), then, unless it is no longer entitled to such exemption due to a change in law, upon notice by the Co-Borrowers to such bank (i) the Co-Borrowers shall be entitled to deduct or withhold on payments to such bank as a result of such failure, as required by law, and (ii) the Co-Borrowers shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to this Section 3.09(c) to the extent such withholding is required solely by reason of the failure of such bank to provide the necessary certificate, document or other evidence.

                  (d) The Bank shall directly charge all interest and principal payments due in respect of the Loans and all fees payable hereunder to one or more of the accounts of the Co-Borrowers at the Payment Office or other office of the Bank.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to make the Loans the Co-Borrowers represent and warrant to the Bank that:

         SECTION 4.01. Organization, Corporate Powers, etc. Each of the Co-Borrowers and their respective Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, (b) has the power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the failure to be so qualified could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (d) has the corporate power to execute and perform each of the Loan Documents to which it is a party, (e) with respect to each Co-Borrower, has the corporate power to borrow hereunder and to execute and deliver the Notes, and (f) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations the violation of which could reasonably be expected to, individually or the aggregate, have a Material Adverse Effect.

         SECTION 4.02. Authorization of Borrowing, Enforceable Obligations. The execution, delivery and performance by each Co-Borrower of this Agreement, and the other Loan Documents to which it is a party, the borrowings by the Co-Borrowers hereunder, and the execution, delivery and performance of each Subsidiary of the Loan Documents to which such Subsidiary is a party, (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to any Co-Borrower or any

Subsidiary, any governmental rule or regulation, or the Certificate of Incorporation, By-laws or other organizational documents, as applicable, of any Co-Borrower or any Subsidiary or (ii) any order of any court or other agency of government binding on any Co-Borrower or any Subsidiary or any indenture, agreement or other instrument to which any Co-Borrower or any Subsidiary is a party, or by which any Co-Borrower or any Subsidiary or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Co-Borrower or any Subsidiary other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Co-Borrowers and each Subsidiary is a party constitutes a legal, valid and binding obligation of each Co-Borrower and each Subsidiary, as the case may be, enforceable against each Co-Borrower and each Subsidiary, as the case may be, in accordance with its terms except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 4.03. Financial Condition. (a) The Co-Borrowers have heretofore furnished to the Bank (i) the audited Consolidated balance sheet of P&F and its Subsidiaries and the related Consolidated statement of income, shareholders equity and cash flow of P&F and its Subsidiaries, dated December 31, 1997, audited by independent certified accountants for the fiscal year ended December 31, 1997, and (ii) the unaudited Consolidated balance sheet of P&F and its Subsidiaries and the related Consolidated statements of income, shareholders equity and cash flow of P&F and its Subsidiaries for the three month period ended March 31, 1998. Such financial statements were prepared in conformity with GAAP and fairly present the financial position and results of operations of P&F and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and, since December 31, 1997, no event which has had a Material Adverse Effect has occurred. The Co-Borrowers shall deliver to the Bank a certificate by the Chief Financial Officer of the Co-Borrowers to that effect on the Closing Date. As of the Closing Date, there are no material obligations or liabilities contingent or otherwise of P&F or any of its Subsidiaries which are not reflected or disclosed on such audited statements other than obligations arising in the ordinary course of business since March 31, 1998.

                  (b) Each of the Co-Borrowers and the Corporate Guarantors is Solvent (taking into account contribution rights).

         SECTION 4.04. Taxes. To the best knowledge of the Co-Borrowers, all assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of the Co-Borrowers, or any of them, or any of their Subsidiaries have been discharged or reserved against in accordance with GAAP. To the best knowledge of the Co-Borrowers, each Co-Borrower and each of their Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with GAAP.

         SECTION 4.05. Title to Properties. Each Co-Borrower and each of their Subsidiaries has good title to their respective properties and assets except for such properties and assets as have been disposed of as no longer used or useful in the conduct of their respective business or as have been disposed of in the ordinary course of business.

         SECTION 4.06. Litigation. (a) Except as set forth in Schedule VII, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Co-Borrowers, or any of them, or any of their Subsidiaries) pending or, to the knowledge of the Co-Borrowers, threatened against or affecting the Co-Borrowers, or any of them, or any of their Subsidiaries at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions contemplated herein or which could reasonably be expected to result in a Material Adverse Effect; and (b) none of the Co-Borrowers nor any of their Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.07. Agreements. None of the Co-Borrowers nor any of their Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. None of the Co-Borrowers nor any of their Subsidiaries is in default in any manner which could reasonably be expected to have a Material Adverse Effect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

         SECTION 4.08. Compliance with ERISA. Each Plan is in compliance in all material respects with ERISA; to the knowledge of the Co-Borrowers no Plan which is a "Multi-Employer Plan (as defined in Section 4001(a)(3) of ERISA) is insolvent (as defined in Section 4245 of ERISA) or in reorganization (as defined in Section 4241 of ERISA), no Plan or Plans which are single employer Plans (within the meaning of Section 4001(a)(15) of ERISA) have an Unfunded Current Liability in excess of $100,000 in the aggregate, and no Plan which is a single employer Plan (within the meaning of Section 4001(a)(15) of ERISA) has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; none of the Co-Borrowers nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or reasonably expects to incur any liability under any of the foregoing sections on account of the prior termination of participation in or contributions to any such Plan; to the knowledge of the Co-Borrowers no proceedings have been instituted to terminate any Plan; to the knowledge of the Co-Borrowers no condition exists which presents a risk to the Co-Borrowers, or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code in excess of $250,000 in the aggregate; and no lien imposed under the Code or ERISA on the assets of any Co-Borrower or any of their ERISA Affiliates exists or, to the knowledge of the Co-Borrowers, is likely to arise on account of any Plan.

         SECTION 4.09. Federal Reserve Regulations; Use of Proceeds. (a) None of the Co-Borrowers nor any of their Subsidiaries is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time). If requested by the Bank, the Co-Borrowers will, and will cause each of their Subsidiaries to, furnish to the Bank such a statement on Federal Reserve Form U- 1.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of the Regulations T, U, or X of the Board of Governors of The Federal Reserve System.

                  (c) The proceeds of the each Loan shall be used solely for the purposes permitted under Section 3.02.

         SECTION 4.10. Approvals. No registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body or any other Person is required in connection with the execution, delivery and performance of this Agreement by any of the Co-Borrowers or any of their Subsidiaries, or with the execution and delivery of the other Loan Documents to which it is a party or, with respect to the Co-Borrowers, the borrowings hereunder other than registrations, consents and approvals received prior to the date hereof and disclosed to the Bank and which are in full force and effect or as may be required in the perfection or continuation of perfection of any security interest in any collateral for the Loans or in connection with any sale of collateral for the Loans.

         SECTION 4.11. Subsidiaries. Attached hereto as Schedule I is a true, correct and complete list as of the Closing Date of all of the Co-Borrower's Subsidiaries and indicating, as to each Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in such Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest.

         SECTION 4.12. Hazardous Materials. Except as may be relevant with respect to the matters set forth on Schedule VIII, the Co-Borrowers and each of their Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and none of the Co-Borrowers nor any of their Subsidiaries has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by any of the Co-Borrowers or any of their Subsidiaries in any manner which violates any applicable Environmental Law. To the best knowledge of the Co-Borrowers, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law in any material respect.

         SECTION 4.13. Investment Company Act. None of the Co-Borrowers nor any of their Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.14. Security Agreement. Each Security Agreement when executed by the Co-Borrowers or Corporate Guarantor, as applicable, shall pursuant to its terms constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Agreement in favor of the Bank.

         SECTION 4.15. No Default. No event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

         SECTION 4.16. Permits and Licenses. The Co-Borrowers and each of their Subsidiaries has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.17. Compliance with Law. The Co-Borrowers and each of their Subsidiaries are in compliance with all laws, rules, regulations, orders and decrees which are applicable to them, or to any of their respective properties, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.18. Disclosure. None of the reports, financial statements, certificates or other documents, certificates or other written statements furnished to the Bank by or on behalf of the Co-Borrowers, or any of them, or any of their Subsidiaries hereunder or any other Loan Document for use in connection with the transactions contemplated by this Agreement or any other Loan Document taken as a whole contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

         SECTION 4.19. Year 2000 Compliance. Any reprogramming or other corrective modifications required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Co-Borrowers and each of their Subsidiaries and (ii) equipment containing embedding microchips (including systems and equipment supplied by others or with which systems of the Co-Borrowers and each of their Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by January 1, 1999 except to the extent that the failure to do so is not reasonably likely to have a Material Adverse Effect. The cost to the Co-Borrowers and their Subsidiaries of such reprogramming, modifications and testing and of the reasonably foreseeable consequences of year 2000 to the Co-Borrowers and their Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in the occurrence of an Event of Default or have a Material Adverse Effect. Except for such of the reprogramming and modifications referred to in the preceding sentence as may be necessary, the computer and management information systems of the Co-Borrowers are, and with ordinary course upgrading and maintenance, will continue for the term of the Notes to be, sufficient to permit the Co-Borrowers and their Subsidiaries to conduct their business without any Material Adverse Effect.

         SECTION 4.20. Pledge Agreement. The Pledge Agreement, when executed by P&F, shall pursuant to its terms, pledge and grant to the Bank a first security interest in all of P&F's right, title and interest in and to all of the issued and outstanding shares of capital stock of each of its Subsidiaries.

         SECTION 4.21. Inventory at Outside Locations. The Co-Borrowers' inventory is located at the addresses set forth Schedule V hereto or at another Acceptable Locations. The net present value of the inventory of (i) Florida Pneumatic held at the locations set forth in Schedule V hereto, will not be greater than $1,100,000, in the aggregate and (ii) Embassy held at the locations set forth in Schedule V hereto, will not be greater than $50,000, in the aggregate. A location is an "Acceptable Location" if (a) the Bank has been given at least 30 days prior written notice of such location and (b) all action deemed necessary or desireable by the Bank (including, without limitation, notice to bailees, landlord waivers, access agreements, and filing of Uniform Commercial Code financing statements) has been taken to create and maintain a first priority perfected security interest in favor of the Bank securing the Obligations in the inventory located at such location.

                                    ARTICLE V
                              CONDITIONS OF LENDING

         SECTION 5.01. Conditions to the Initial Loan. The obligation of the Bank to make the initial Loan hereunder is subject to the following conditions precedent:

         (a) Revolving Credit Note. On or prior to the Closing Date, the Bank shall have received the Revolving Credit Note duly executed by the Co-Borrowers.

         (b) Corporate Guaranties. On or prior to the Closing Date, the Bank shall have received a Corporate Guaranty duly executed by each Corporate Guarantor.

         (c) Security Agreements. On or prior to the Closing Date, the Bank shall have received the Security Agreements, duly executed by each Co-Borrower and each Corporate Guarantor.

         (d) UCC-1 Financing Statements. On or prior to the Closing Date, the Bank shall have received UCC-1 financing statements in a form acceptable to the Bank for such jurisdictions at the Bank determines are necessary to perfect the liens created by the Security Agreements.

         (e) Opinion of Counsel. On or prior to the Closing Date, the Bank shall have received the favorable written opinion of counsel for the Co-Borrowers and the Corporate Guarantors dated the date thereof, substantially in the form of Exhibit H attached hereto.

         (f) Supporting Documents. The Bank shall have received on or prior to the Closing Date (i) a certificate of good standing for each Co-Borrower and each Corporate Guarantor from the secretary of the state of their respective jurisdiction of incorporation dated as of a recent date; (ii) certified copies of the Certificate of

Incorporation and By-laws of each Co-Borrower and each Corporate Guarantor;
(iii) a certificate of the Secretary or an Assistant Secretary of each Co-Borrower and each Corporate Guarantor dated the Closing Date and certifying
(a) that neither the Certificates of Incorporation nor the By-laws of such Co-Borrower or such Corporate Guarantor has been amended since the date of their certification; (b) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Co-Borrower and by the Board of Directors and the shareholders of such Corporate Guarantor authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to each Co-Borrower, the borrowings hereunder; and (c) the incumbency and specimen signature of each officer of such Co-Borrower and such Corporate Guarantor executing each Loan Document to which such Co-Borrower or Corporate Guarantor is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of each Co-Borrower and each Corporate Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of such Co-Borrower and such Corporate Guarantor; and (iv) such other documents as the Bank may reasonably request.

         (g) Insurance. The Bank shall have received on or prior to the Closing Date a certificate of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to Section 6.01 hereof.

         (h) Assets Free from Encumbrances. The Bank shall have received on or prior to the Closing Date evidence satisfactory to the Bank that the accounts receivable, inventory, equipment and all other assets of each Co-Borrower and each Corporate Guarantor are free and clear of all Liens, except those Liens permitted pursuant to Section 7.01.

         (i) No Material Adverse Changes. There shall not have occurred any event which could reasonably be expected to cause a Material Adverse Effect.

         (j) Fees. The Co-Borrowers shall have paid the fees payable on the Closing Date referred to in Section 3.04 and all costs and expenses incurred by the Bank in connection with the negotiation, preparation and execution of the Loan Documents and the creation and perfection of the Liens granted pursuant to the Security Agreements.

         (k) Certain Agreements. Receipt and satisfactory review by the Bank of
(i) all shareholder agreements, voting trust agreements, employment agreements, consulting agreements, management agreements and any agreement between the Co-Borrowers, or any of them, their Subsidiaries, and any of their respective shareholders, and (ii) all agreements (excluding leases of real property) governing the Existing Indebtedness of any Co-Borrower and each Corporate Guarantor.

         (l) ERISA. Receipt and satisfactory review by the Bank of (i) the most recent audit, if any, of the pension plans (within the meaning of Section 3(2) of ERISA) maintained by the Co-Borrowers and their ERISA Affiliates which are subject to audit requirements under ERISA, filed by independent qualified public accountants, (ii) the documents comprising all Plans (except Multiemployer Plans within the meaning of Section 4001(a)(3) of ERISA) and (iii) confirmation satisfactory to the Bank that (a) such plans are funded in accordance with any applicable minimum statutory requirements for funding under Section 312 of the Code, (b) no notice of a Reportable Event has occurred with respect to any Plan and (c) no termination of, or withdrawal from, any of such Plans has occurred or is contemplated that could reasonably be expected to result in any liability on the part of any Co-Borrower or any ERISA Affiliate in excess of $250,000.

         (m) Lease Schedule. Prior to the Closing Date the Bank shall have received a schedule of all the lease agreements to which any Co-Borrower or any Corporate Guarantor is a party (other than leases of real property, leases of motor vehicles and leases of equipment which do not require an annual lease expenditure in excess of $50,000) and the Bank shall have been satisfied with its review thereof or, in lieu thereof, a copy of each lease agreement shall be delivered to the Bank prior to the Closing Date.

         (n) Financial Statements of the Co-Borrowers and their Subsidiaries. The Bank shall have received prior to the Closing Date the management prepared consolidated and consolidating financial statements of the Co-Borrowers and their Subsidiaries for the three month interim period ended March 31, 1998, all of the foregoing statements in form, substance and detail satisfactory to the Bank.

         (o) Payment of Indebtedness. On the Closing Date, the Bank shall have received evidence satisfactory to it that the Existing Indebtedness of the Co-Borrowers shall be paid in full simultaneously with the consummation of the transactions contemplated hereby.

         (p) Completion of Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Bank and its counsel.

         (q) Other Information, Documentation. The Bank shall have received such other and further information and documentation as it may reasonably require, including, but not limited, to any information or documentation relating to compliance by the Co-

Borrower, or any of them, or any of their Subsidiaries with the requirements of all federal, state and local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, refinement, handling, production or disposal of Hazardous Materials.

         (r) Pledge Agreement. On or prior to the Closing Date, the Bank shall have received the Pledge Agreement, duly executed by P&F along with all share certificates evidencing the shares pledged thereunder and stock powers executed in blank.

         SECTION 5.02. Conditions to all Loans. The obligation of the Bank to make each Loan hereunder is subject to the conditions precedent set forth in
Section 5.01, 5.03 and 5.04, to the extent applicable, and the following conditions precedent:

         (a) Representations and Warranties. The representations and warranties by the Co-Borrowers and each Corporate Guarantor pursuant to this Agreement and the Loan Documents to which each is a party shall be true and correct on and as of the Borrowing Date with the same effect as though such representations and warranties had been made on and as of the Borrowing Date (unless limited to an earlier date, in which event they will be true as of such earlier date).

         (b) No Default. No Default or Event of Default shall have occurred and be continuing at the time of each borrowing hereunder or will result after giving effect to the Loan requested.

         (c) Notice of Borrowing. The Bank shall have received a Notice of Borrowing duly executed by an Executive Officer of the Co-Borrowers with respect to the requested Loan.

         Each Notice of Borrowing and the acceptance by the Co-Borrowers of the proceeds of each Loan shall constitute a representation and warranty that the statements contained in Sections 5.02(a) and 5.02(b) above are true and correct as of the date of such Loan.

         SECTION 5.03. Conditions to Each Term Loan. The obligation of the Bank to make each Term Loan is subject to the conditions precedent set forth in Sections 5.01 and 5.02 and the following conditions precedent:

         (a) Term Loan Note. The Co-Borrowers shall have delivered to the Bank a fully executed Term Loan Note, which shall be dated the date of such Term Loan, be stated to mature in consecutive quarterly installments of principal, have a term not to exceed seven (7) years and shall bear interest for a period from the date such Loan is made on the unpaid principal amount thereof at the applicable rates per annum specified herein.

         (b) Consideration. The aggregate consideration, including, without limitation, cash, notes, stock, transaction costs, guarantees and other contingent obligations, liabilities and Indebtedness, in the event of an acquisition of assets, liabilities assumed, compensation to be paid to former shareholders of the seller pursuant to employment agreements, consulting agreements or non-compete agreements, fees, earn-out provisions, any deferred portions of the purchase price or any other costs paid in connection with any and all such acquisitions (other than the Green Acquisition), shall not exceed $5,000,000.

         (c) Security Agreement and Guaranty. The Bank shall have received, to the extent not previously received, a duly executed Security Agreement executed by the Person acquired in the Permitted Acquisition, and a Corporate Guaranty duly executed by such Person.

         (d) Receipts of Consents. The Bank shall have been reasonably satisfied that all material third party and governmental consents and approvals, necessary in connection with the consummation of the Permitted Acquisition shall have been obtained.

         (e) Assets Free From Encumbrances. The Bank shall have received evidence satisfactory to it that the shares or other interest in the Person, or the assets of the Person, which is the subject of the Permitted Acquisition are free and clear of all Liens, except those Liens permitted pursuant to Section 7.01, including, without limitation, with respect to the acquisition of shares or other equity interests, free of any restrictions on transfer other than restrictions applicable to the sale of securities under the federal and state securities laws and regulations generally.

         (f) Pro Forma Financial Statements. The Bank shall have received 5 days prior to the date of such Loan, pro forma balance sheet and income statements of P&F and its Subsidiaries (after giving effect to the Permitted Acquisition) demonstrating that upon consummation of the Permitted Acquisition, the Co-Borrowers will be in compliance with the financial condition covenants contained in Section 7.12 hereof.

         (g) Projections. The Bank shall have received 5 days prior to the date of such Loan combined projections for the Co-Borrowers and the Person, or the assets of the Person, which is the subject of the Permitted Acquisition for a period of five (5) years, which projections shall be in form reasonably satisfactory to the Bank.

         (i) Acquisition Documents. The Bank shall have been provided 10 days prior to the date of such Loan with copies of the relevant purchase agreement and shall be satisfied in all respects with the term of the proposed acquisition.

         (j) Pledge of Stock. The Bank shall have received to the extent not previously received, (i) an amended Schedule A to the Pledge Agreement adding a reference to the stock of the Person acquired in the Permitted Acquisition and
(ii) the applicable share certificate(s) and stock power(s) executed in blank, with respect to such pledged stock.

         SECTION 5.04. Additional Condition with respect to each Equipment Loan. The obligation of the Bank to make each Equipment Loan hereunder is subject to the conditions precedent set forth in Section 5.01 and 5.02 and to the following conditions precedent.

         (a) Equipment Loan Note. The Co-Borrowers shall have delivered to the Bank an Equipment Loan Note which shall be dated the date of such Equipment Loan, be stated to mature in consecutive monthly or quarterly installments of principal, have a term not to exceed five (5) years and shall bear interest for a period from the date such Loan is made on the unpaid principal amount thereof at the applicable rates per annum specified herein.

         (b) Equipment Free from Encumbrances. The Bank shall have been provided a description of the equipment to be acquired with the proceeds of such Equipment Loan and shall be satisfied that such equipment is being acquired free and clear of all Liens, other than Liens permitted pursuant to Section 7.01.

         (c) Security Interest of Bank. The Bank shall be satisfied that the equipment to be acquired with the proceeds of such Equipment Loan shall be subject to the Lien granted to the Bank pursuant to the Security Agreements and the Co-Borrowers shall take all steps determined by the Bank to be necessary or desirable to perfect the Bank's Liens on such equipment.


                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         Each Co-Borrower covenants and agrees with the Bank that so long as the Revolving Credit Commitment or the Term Loan Commitment shall remain in effect or any of the principal of or interest on any Note or any other Obligations shall be unpaid it will, and will cause each of its Subsidiaries to:

         SECTION 6.01. Corporate Existence, Properties, etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; at all times maintain, preserve and protect all franchises and trade names and preserve all of its property, except to the extent that failure to do so is not reasonably likely to have a Material Adverse Effect; and keep the same in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; at all times keep its insurable properties adequately insured and maintain (a) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (b) workmen's compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death or properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Bank. Each Co-Borrower shall provide to the Bank promptly upon receipt of written request therefor, evidence of the annual renewal of each such policy.

         SECTION 6.02. Payment of Indebtedness, Taxes, etc. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable except where the failure to make such payment pending such contest could not reasonably be expected to have Material Adverse Effect, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that none of the Co-Borrowers nor any of their Subsidiaries shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the relevant Co-Borrower or Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested and; further, provided that, subject to the foregoing proviso, each Co-Borrower and each of its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         SECTION 6.03. Financial Statements, Reports, etc. Furnish to the Bank:

                  (a) (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Co-Borrowers, a copy of the audited consolidated balance sheet of P&F and its Subsidiaries as of the end of such year and the related audited consolidated statements of income, shareholders equity and cash flow for such year, setting forth in each case in comparative form the respective figures for the previous fiscal year end, and accompanied by a report thereon of BDO Siedman, LLP or other independent certified public accountants of recognized standing selected by the Co-Borrowers and reasonably satisfactory to the Bank (the "Auditor"), which report shall be unqualified; and (ii) as soon as available, but in any event within 90 days after the end of each fiscal year of P&F and each of its Subsidiaries, a copy of the management prepared consolidating financial statements of the Co-Borrowers setting forth in comparative form the respective figures for the previous fiscal year end and which support the financial statements delivered pursuant to clause (i), in each case of (i) and
         (ii) prepared in accordance with GAAP, applied on a consistent basis and with respect to the statements referred to in clause (ii) accompanied by a certificate to that effect executed by the Chief Financial Officer;

                  (b) as soon as available, but in any event not later than 60 days after the end of each quarterly period of each fiscal year of the Co-Borrowers, a copy of the unaudited interim consolidated and consolidating balance sheet of P&F and its Subsidiaries as of the end of each such quarter and the related unaudited interim consolidated and consolidating statements of income, shareholders equity and cash flow for such quarter and the portion of the fiscal year through such date and setting forth in each case in comparative form the respective figures for the corresponding date and period in the previous fiscal year, in each case prepared by the Chief Financial Officer in accordance with GAAP, applied on a consistent basis and accompanied by a certificate to that effect executed by the Chief Financial Officer;

                  (c) a certificate prepared and signed by the Chief Financial Officer with each delivery required by (a) and (b), as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Co-Borrowers were in compliance with all the provisions in this Agreement, showing computation of financial covenants and quantitative negative covenants, and if the Auditor or Chief Financial Officer, as the case may be, shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute an Event of Default hereunder;

                  (d) at all times indicated in (a) above, a copy of the management letter, if any, prepared by the Auditor;

                  (e) promptly after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which P&F or any of its Subsidiaries shall file with the Securities and Exchange Commission;

                  (f) simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) above, quarterly accounts receivable aging reports for the Co-Borrowers, in form satisfactory to the Bank;

                  (g) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in any materially adverse action to be taken by such agency; and

                  (h) promptly, from time to time, such other information regarding the operations, business affairs and condition, financial or otherwise, of the Co-Borrowers, or any of them, or any of their Subsidiaries as the Bank may reasonably request.

         SECTION 6.04. Access to Premises and Records. Maintain financial records in accordance with GAAP and permit representatives of the Bank upon reasonable written prior notice to have access during normal business hours to the premises of each Co-Borrower and each of their Subsidiaries upon request, and to examine and make excerpts from the minute books, books of accounts, reports and other records and to discuss the affairs, finances and accounts of each Co-Borrower and their Subsidiaries with their respective executive officers or with their respective independent accountants. The Co-Borrowers shall be entitled to have a representative present at any meetings with such accountants.

         SECTION 6.05. Notice of Adverse Change. Promptly notify the Bank in writing of (a) any change in the business or the operations of the Co-Borrowers, or any of them, or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect, disclosing the nature thereof, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Bank pursuant to this Agreement, fail, in any material respect, to present fairly, as of the date thereof and for the periods covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 6.06. Notice of Default. Promptly notify the Bank of any Default or Event of Default which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action which is proposed to be taken with respect thereto.

         SECTION 6.07. Notice of Litigation. Give the Bank prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against the Co-Borrowers, or any of them, or any of their Subsidiaries on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, would (a) materially impair the right of the Co-Borrowers, or any of them, or any of their Subsidiaries to carry on their business substantially as now conducted or (b) have a Material Adverse Effect.

         SECTION 6.08. ERISA. Promptly deliver to the Bank a certificate of the Chief Financial Officer of the Co-Borrowers setting forth details as to such occurrence and such action, if any, which the Co-Borrowers, or any of them, or any ERISA Affiliate is required or proposes to take, together with any notices required to be given to or filed with or by (as applicable) the Co-Borrowers, or any of them, any ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including of any required installment payments) or for an extension of any amortization period under Section 412 of the Code with respect to a Plan that is a single employer plan (within the meaning of Section 4001(a)(15) of ERISA), that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans that are Single Employer Plans within the meaning of Section 4001(a)(15) of ERISA) have an Unfunded Current Liability in excess of $100,000 in the aggregate, that proceedings have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Co-Borrowers, or any of them, or any ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. Upon request of the Bank, the Co-Borrowers will deliver to the Bank a complete copy of the annual report (Form 5500) of each Plan that is a single employer Plan (within the meaning of Section 4001(a)(15) of ERISA), required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Bank pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Co-Borrowers, or any of them, or any of their Subsidiaries required to be delivered to the Bank hereunder shall be delivered to the Bank no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Co-Borrowers, or any of them, or any of the Subsidiaries.

         SECTION 6.09. Compliance with Applicable Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

         SECTION 6.10. Subsidiaries. Promptly notify the Bank prior to the occurrence thereof, of the creation, establishment or acquisition, in any manner, including without limitation, as a result of a Permitted Acquisition, of any Subsidiary of any Co-Borrower or any Corporate Guarantor not existing on the date hereof. The Co-Borrowers shall cause each Subsidiary to execute a Corporate Guaranty and a Security Agreement, in each case, concurrently with the creation, establishment or acquisition of such Subsidiary and in connection therewith shall provide to the Bank the supporting documents identified in
Section 5.01(f) in each case with respect to such Subsidiary, together with a favorable written opinion of counsel to such Subsidiary in form and substance satisfactory to the Bank and such counsel, as to the due execution, delivery and enforceability of such documents and such other usual and customary matters (with usual and customary exceptions) as the Bank may reasonably request. All costs and expenses incurred by the Bank or its representatives in connection with the execution of such Corporate Guaranties or Security Agreements shall be for the account of the Co-Borrowers, including the Bank's reasonable attorneys' fees.

         SECTION 6.11. Default in Other Agreements. Promptly notify the Bank of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Co-Borrowers, or any of them, or any of their Subsidiaries is a party, which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.12. Environmental Laws. Comply in all material respects with the requirements of all applicable Environmental Laws, provide to the Bank all documentation in connection with such compliance that the Bank may reasonably request, and defend, indemnify, and hold harmless the Bank, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, release, or threatened release of any Hazardous Materials on any property at any time owned or occupied by the Co-Borrowers, or any of them, or any of their Subsidiaries; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (d) any violation of laws, orders, regulations, requirements, or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

         SECTION 6.13. Outside Inventory Locations. The Co-Borrowers shall keep all inventory at the location(s) set forth on Schedule V hereto and shall not remove any inventory from such location(s) without the prior written consent of the Bank, except to an Acceptable Location (as described in Section 4.21 above) with respect to the sale of inventory in the ordinary course of business. In addition, at any time after November 1, 1998, Florida Pneumatic shall keep all of its inventory at its Jupiter, Florida location or at an Acceptable Location.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         Each Co-Borrower covenants and agrees with the Bank that so long as the Revolving Credit Commitment or the Term Loan Commitment shall remain in effect or any of the principal of or interest on any Note or any other Obligations shall be unpaid, it will not, and will not cause or permit any of its Subsidiaries, directly or indirectly, to:

         SECTION 7.01. Liens. Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

                  (a) Liens existing on the date hereof as set forth on Schedule II attached hereto including any renewals or extensions thereof, or, with respect to the liens of Barnett Bank of Palm Beach County or MetLife Capital Financial Corporation on the real property of Florida Pneumatic and Embassy, respectively, any refinancings of such debt with the same or new lenders; provided that no such Lien is extended to cover any additional property and that the amount of Indebtedness secured thereby is not increased;

                  (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of the relevant Co-Borrower or Subsidiary in accordance with GAAP;

                  (c) carriers', warehousemans', mechanics', suppliers, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish in any material respect the interest of the Bank in any of the collateral subject to the Security Agreements;

                  (d) Liens incurred or deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety, performance and appeal bonds, and other obligations of a similar nature incurred in the ordinary course of business;

                  (e) any attachment, judgment or similar Lien arising in connection with any court or governmental proceeding provided that the execution or other enforcement of such Lien is effectively stayed;

                  (f) easements, rights of way, restrictions and other similar charges or encumbrances which in the aggregate do not materially interfere with the occupation, use and enjoyment by the Co-Borrowers, or any of them, or any of their Subsidiaries of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

                  (g) deposits under workmen's compensation, unemployment insurance and social security laws;

                  (h) purchase money Liens for fixed or capital assets, including obligations under any Capital Lease; provided, in each case, (x) no Event of Default or event which, upon notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing or shall occur after the grant of the proposed Lien, and (y) such purchase money Lien does not exceed 100% of the purchase price and encumbers only the property being acquired and such other property that may have been previously acquired from such Person or an affiliate of such Person, so long as such Lien does not, at any time, extend to any items of collateral not so acquired from such Person;

                  (i) Liens on assets acquired in a Permitted Acquisition or in the Green Acquisition;

                  (j) Liens on assets acquired in the Green Acquisition, provided, that such Liens only cover assets acquired thereunder;

                  (k) Liens granted to the Bank.

         SECTION 7.02. Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

                  (a) Indebtedness incurred prior to the date hereof as described in Schedule III attached hereto including any renewals or extensions thereof; provided such renewal or extension does not result in an increase in the aggregate principal amount of such Indebtedness;

                  (b) Indebtedness to the Bank;

                  (c) Indebtedness for trade payables incurred in the ordinary course of business which are not overdue;

                  (d) Indebtedness consisting of guarantees permitted pursuant to Section 7.03;

                  (e) Subordinated Indebtedness approved in writing by the Bank;

                  (f) Indebtedness secured by purchase money liens as permitted under Section 7.01(h) for Capital Expenditures permitted hereunder; provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

                  (g) Indebtedness under the Foreign Exchange Line;

                  (h) the Green Debt; and

                  (i) Additional Indebtedness not otherwise permitted by this
         Section 7.01 in an amount not to exceed $1,000,000, in the aggregate, at any time.

         SECTION 7.03. Guaranties. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness of any Person, whether by agreement to maintain working capital or equity capital or otherwise to maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

                  (a) guaranties executed prior to the date hereof as described on Schedule IV attached hereto but not including any renewals or extension thereof;

                  (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

                  (c) guaranties of any Indebtedness under this Agreement or any other Indebtedness owing to the Bank; and

                  (d) guarantees of Indebtedness permitted under Section 7.02, provided, that, any guarantee of Subordinated Indebtedness shall be subordinated in the same manner and to the same extent as the Subordinated Indebtedness.

         SECTION 7.04. Sale of Assets. Sell, lease, transfer or otherwise dispose of their respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business and (b) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses.

         SECTION 7.05. Sales of Notes. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Co-Borrowers, or any of them, or any of their Subsidiaries, with or without recourse, except for collection in the ordinary course of business.

         SECTION 7.06. Loans and Investments. Make or commit to make any advance, loan, extension of credit, or capital contributions to or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) the ownership of stock of any Subsidiaries existing as of the Closing Date or acquired after the date hereof whether pursuant to a Permitted Acquisition or otherwise, provided the Co-Borrowers have complied with their obligations under
Section 6.10 with respect to such Subsidiary, (b) investments described on
Schedule VI attached hereto, (c) loans by any Co-Borrower to any other Co-Borrower or any Corporate Guarantor and loans by any Corporate Guarantor to any Co-Borrower or any other Corporate Guarantor, (d) Permitted Investments, (e) Permitted Acquisitions (provided that the conditions specified in Section 5.03 hereof shall have been satisfied) and (f) the Green Acquisition.

         SECTION 7.07. Nature of Business. Change or alter, in any material respect, the primary nature of its business from the nature of the business engaged in by it on the date hereof but nothing herein shall prevent any acquisition of a business which is engaged in the same line of business of the Co-Borrowers or a business incidental thereto.

         SECTION 7.08. Sale and Leaseback. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

         SECTION 7.09. Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.10. Change in Fiscal Year. Permit a change in the fiscal year of the Co-Borrowers, or any of them.

         SECTION 7.11. Limitations on Fundamental Changes. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or, except with respect to a Permitted Acquisition, acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution; provided, however, any Corporate Guarantor may merge or consolidate with any other Corporate Guarantor or merge with and into a Co-Borrower (provided the Co-Borrower is the surviving corporation).

         SECTION 7.12. Financial Condition Covenants.

         (a) Fixed Charge Coverage Ratio. Permit at any time the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense plus Consolidated Current Maturities on Long Term Debt to be less than 1.25:1.00 at any time.

         (b) Minimum Capital Base. Maintain a Consolidated Capital Base of at least (i) $16,000,000 at all times prior to the closing of the Green Acquisition, and (ii) $10,000,000 at all times following the closing of the Green Acquisition.

         (c) Consolidated Senior Debt to Consolidated EBITDA. Permit the ratio of Consolidated Senior Debt to Consolidated EBITDA to be greater than (i) 4.00:1.00 at any time prior to the closing of the Green Acquisition or (ii) 3.50:1.00 at any time following the closing of the Green Acquisition.

         (d) Consolidated Capital Expenditures. Permit Consolidated Capital Expenditures to exceed $3,000,000 for any fiscal year, provided, that up to $1,500,000 of an unexpended amount in any fiscal year may be carried forward for use in the immediately following fiscal year only.

         All financial condition covenants included in this Section 7.12 shall be tested on a "rolling four quarters" basis. If any Permitted Acquisition is consummated, then for purposes of calculating compliance with this Section 7.12, for each of the first three quarters following consummation of such Permitted Acquisition, Consolidated EBITDA shall be determined on the basis of such quarters and shall be annualized. For purposes of calculating compliance with the provisions of Section 7.12(a) and (c) above, Consolidated EBITDA at any time shall mean Consolidated EBITDA as determined on the basis of the financial statements most recently delivered to the Bank pursuant to Section 6.03.

         SECTION 7.13. Subordinated Debt. Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt.

         SECTION 7.14. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the business of such Co-Borrower or of its Subsidiary and upon fair and reasonable terms no less favorable to the such entity than it would obtain in a comparable arms-length transaction with a Person not an Affiliate.

         SECTION 7.15. Impairment of Security Interest. Neither take or omit to take any action which could reasonably be expected to adversely effect or impair the security interest in any property subject to a security interest in favor of the Bank nor grant to any Person any interest whatsoever in any property subject to a security interest in favor of the Bank.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.01. Events of Default. In the case of the happening of any of the following events (each an "Event of Default"):

                  (a) failure by the Co-Borrowers to (i) pay the principal or interest on any Loan when due and payable, (ii) pay any fees or other amounts payable under any Loan Document when due or payable and, with respect to clause (ii), such failure shall continue unremedied for a period of three (3) Business Days;

                  (b) default shall be made in (i) the due observance or performance of any covenant, condition or agreement of the Co-Borrowers, or any of them, or any of their Subsidiaries to be performed pursuant to Section 6.03, 6.04, 6.05, 6.06 or 6.07 or Article VII of this Agreement, or (ii) the due observance or performance of any other covenant, condition or agreement of the Co-Borrowers, or any of them, or any of their Subsidiaries to be performed pursuant to this Agreement or any other Loan Document (other than those specified in clause (a) of this Section 8.01) and such failure shall continue unremedied for a period of ten (10) days after written notice thereof from the Bank;

                  (c) any representation or warranty made in this Agreement or any other Loan Document or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (d) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness (other than any Note and unsecured trade payables) of the Co-Borrowers or any of their Subsidiaries in excess of $500,000, individually or in the aggregate, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or any Indebtedness (other than unsecured trade payables) in excess of $500,000, individually or in the aggregate, shall not be paid when due;

                  (e) the Co-Borrowers, or any of them, or any of their Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Co-Borrowers, or any of them, or any of their Subsidiaries or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding,
         (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing, or
         (vii) the Co-Borrowers, or any of them, or any of their Subsidiaries shall become unable or admit in writing its inability or fail generally to pay its debts as they become due;

                  (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Co-Borrowers, or any of them, or any of their Subsidiaries or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Co-Borrowers, or any of them, or any of their Subsidiaries or for a substantial part of their property, or (iii) the winding-up or liquidation of the Co-Borrowers, or any of them, or any of their Subsidiaries and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

                  (g) One or more orders, judgments or decrees for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Co-Borrowers, or any of them, or any of their Subsidiaries and the same shall not have been paid in accordance with such judgment, order or decree and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree which is not stayed, or (ii) there shall have been a period of sixty
         (60) days during which a stay of enforcement of such judgment order or decree, by reason of pending appeal or otherwise, was not in effect;

                  (h) any Plan which is a single employer Plan shall fail to comply in any material respect with the minimum funding standard required under Section 412 of the Code for any Plan year or part thereof or a waiver of such standard is applied for or granted under
         Section 412 of the Code, any Plan is terminated by the Co-Borrowers, or any of them, or any ERISA Affiliate or the subject of termination proceedings by the PBGC under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Co-Borrowers, or any of them, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under
         Section 515, 4062, 4063, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Co-Borrowers, or any of them, or any ERISA Affiliate, the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under
         Section 4971 of the Code, and in each case, such event or condition, together with all such events or conditions, if any, could reasonably be expected to result in liability of the Co-Borrowers, or any of them, or any of their Subsidiaries in an aggregate amount exceeding $250,000;

                  (i) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Co-Borrowers, or any of them, or any Corporate Guarantor shall so assert in writing; or

                  (j) any of the Liens purposed to be granted pursuant to any Security Agreement shall cease for any reason to be legal, valid and enforceable Liens on the collateral purported to be covered thereby or shall cease to have the priority purported to be created thereby, then, at any time thereafter during the continuance of any such event, the Bank may, without notice to the Co-Borrowers, or any of them, or any Corporate Guarantor, (A) terminate the Commitments and declare (i) the Notes, both as to principal and interest, (ii) an amount equal to the Aggregate Letters of Credit Outstanding, and (iii) an amount equal to the Aggregate Banker's Acceptances

Outstanding, to be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in Section 8.01 (e) and (f) shall have occurred, the Commitments shall automatically terminate and the Notes and an amount equal to the Aggregate Letters of Credit Outstanding and to the Aggregate Banker's Acceptances Outstanding, shall be immediately due and payable; and (B) exercise any or all of the rights and remedies afforded to the Bank in the Security Agreements, by the Uniform Commercial Code or otherwise possessed by the Bank and, realize upon, dispose of, or sell, all or any part of the collateral given by the Co-Borrowers and the Corporate Guarantors to the Bank, and the Bank may apply the net proceeds of such realization, disposal or sale to the payment of any liabilities of the Co-Borrowers under the Notes or this Agreement as set forth in the Security Agreements. With respect to all Letters of Credit that shall not have matured or presentment for honor shall not have occurred, and with respect to Documentary Banker's Acceptances the maturity date of which has not occurred, the amounts in respect thereof as described in the preceding sentence shall be deposited in an account under the sole domain and control of the Bank, as cash collateral for the obligation of the Co-Borrowers to reimburse the Bank in the event of any drawing or payment in respect thereof.


                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

                  (a)      if to the Bank, at

                           European American Bank
                           730 Veterans Memorial Highway
                           Hauppauge, New York  11788
                           Attention: Mr. Richard Romano
                           Telecopy:  (516) 360-7112

                  (b)      if to the Co-Borrowers at

                           P & F Industries, Inc.
                           300 Smith Street

                           Farmingdale, New York 11735
                           Attention: Mr. Joseph A. Molino, Jr.
                           Telecopy:  (516) 694-1836

                           with a copy to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York 10019-6099
                           Attention: Neil Novikoff, Esq.
                           Telecopy:  (212) 728-8111


                                     - and -

                  (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 9.01.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Bank of the Loans herein contemplated and the execution and delivery to the Bank of the Notes evidencing the Loans and shall continue in full force and effect so long as any Note is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Co-Borrowers, or any of them, and their Subsidiaries which are contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the Bank. The Co-Borrowers may not assign or transfer any of their interest under this Agreement, any Note or any other Loan Document without the prior written consent of the Bank.

         SECTION 9.03. Expenses of the Bank. The Co-Borrowers agree (a) to indemnify, defend and hold harmless the Bank and its officers, directors, employees and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified person is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable legal or other expenses incurred in connection with the investigation or defending of any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person; and (b) to reimburse the Bank from time to time, upon



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

demand, all out-of-pocket expenses (including reasonable expenses of its due diligence investigation, and fees and disbursements of counsel and the allocated costs of internal counsel) incurred in connection with the financings contemplated under this Agreement, the preparation, execution and delivery of this Agreement and the other Loan Documents, any amendments and waivers hereof or thereof, the security arrangements contemplated thereby and the enforcement thereof. The provisions of this Section 9.03 shall survive termination of this Agreement.

         SECTION 9.04. No Waiver of Rights by the Bank. Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

         SECTION 9.05. APPLICABLE LAW. THIS AGREEMENT AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         SECTION 9.06. SUBMISSION TO JURISDICTION; JURY WAIVER. EACH CO-BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK AND EACH SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK, NASSAU OR SUFFOLK COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH CO-BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH CO-BORROWER AGREES NOT TO (a) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (b) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK LAW, AS APPLICABLE. EACH CO-BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH CO-BORROWER AND THE BANK HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OTHER LOAN DOCUMENT.

         SECTION 9.07. Extension of Maturity. Except as otherwise expressly provided herein, whenever a payment to be made hereunder shall fall due and payable on any day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in computing interest.

         SECTION 9.08. Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by the Co-Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and the Co-Borrowers and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Co-Borrowers in any case shall entitle the Co-Borrowers to any other or further notice or demand in the same, similar or other circumstance.

         SECTION 9.09. Severability. In case any one or more of the provisions contained in this Agreement, any Note or in any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 9.10. Sale of Participations. The Bank reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitment to such banks, lending institutions or other parties as it may choose and without the consent of the Co-Borrowers except (a) the Bank shall not assign its rights or obligations under the Loan Documents without the prior written consent of the Co-Borrowers (which consent shall not be unreasonably withheld) and (b) the Bank shall not sell participations to any competitor of the Co-Borrowers. In the event that the Bank shall sell a participation interest in the Loans, the Bank shall, nevertheless, remain liable to perform all obligations of the Bank hereunder as if such participation had not been sold and shall not restrict its right to grant waivers, amendments and consents to the Loan Documents except with respect to the default in any payment of principal or interest on the Loans beyond any applicable grace period, any acceleration of the maturity of the Loan, any material amendment of the Credit Agreement or any change in the accrual status of the Loans. The Bank may furnish any information concerning the Co-Borrowers or any of their Subsidiaries in its possession from time to time to any assignee or participant (or proposed assignee or participant).

         SECTION 9.11. Reinstatement; Certain Payments. If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by the Bank in payment or on account of any of the Obligations under this Agreement, the Bank shall give prompt notice of such claim to the Co-Borrowers, and if the Bank repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (ii) any settlement or compromise of any such claim effected by the Bank with any such claimant, then and in such event each Co-Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Co-Borrower notwithstanding the cancellation of any Note or other instrument evidencing the Obligations under this Agreement or the termination of this Agreement, and the Co-Borrower shall be and remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

         SECTION 9.12. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Bank and each Affiliate of the Bank are each hereby authorized at any time and from time to time after acceleration of the Loan, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Co-Borrowers or any of them, against any and all the Obligations. The rights of the Bank under this Section 9.12 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

         SECTION 9.13. Joint and Several Obligations of the Co-Borrowers. The obligations of the Co-Borrowers hereunder constitute joint and several obligations of the Co-Borrowers and may be enforced against any of the Co-Borrowers to the full extent thereof without proceeding against the others.

         SECTION 9.14. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

         SECTION 9.15. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.



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

         IN WITNESS WHEREOF, the Co-Borrowers and the Bank have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.



                                            THE CO-BORROWERS:


                                            P&F INDUSTRIES, INC.


                                            By: /s/ Joseph A. Molino
                                               ---------------------------------
                                            Name: Joseph A. Molino
                                            Title: Vice President

                                            FLORIDA PNEUMATIC MANUFACTURING
                                               CORPORATION


                                            By: /s/ Joseph A. Molino
                                               ---------------------------------
                                            Name: Joseph A. Molino
                                            Title: Vice President


                                            EMBASSY INDUSTRIES, INC.


                                            By: /s/ Joseph A. Molino
                                               ---------------------------------
                                            Name: Joseph A. Molino
                                            Title: Vice President


                                            THE BANK:

                                            EUROPEAN AMERICAN BANK


                                            By: /s/ Richard Romano
                                               ---------------------------------
                                            Name: Richard Romano
                                            Title: Vice President

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